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Exhibit 10.8

MASTER LOAN AND SECURITY AGREEMENT

Dated as of December 8, 2011

ACRC LENDER C LLC
as Borrower

and

CITIBANK, N.A.
as Lender

i

ii

SCHEDULES
SCHEDULE 1	Representations and Warranties re: Individual Mortgage Loans
SCHEDULE 2	Special Purpose Bankruptcy Remote Entity
SCHEDULE 3	Filing Jurisdictions and Offices
SCHEDULE 4	Organizational Chart
SCHEDULE 5	List of Direct Competitors
EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT B	Intentionally Omitted
EXHIBIT C	Funding Date File Data Fields
EXHIBIT D	Form of Custodial Agreement
EXHIBIT E	Intentionally Omitted
EXHIBIT F	Form of Request for Borrowing
EXHIBIT G	Form of Funding Confirmation
EXHIBIT H	Form of Opinion of Counsel to Borrower and Guarantor
EXHIBIT I	Form of Closing Certificate
EXHIBIT J	Form of Officer's Certificate
EXHIBIT K	Form of Irrevocable Redirection Notice
EXHIBIT L	Form of Servicer Notice and Agreement

iii

 MASTER LOAN AND SECURITY AGREEMENT

        MASTER LOAN AND SECURITY AGREEMENT, dated as of December 8, 2011 between ACRC LENDER C LLC, a Delaware limited liability company ("Borrower"), and CITIBANK, N.A., a national banking association ("Lender").

RECITALS

        Borrower has requested that Lender from time to time make revolving credit loans to it to finance the origination of certain commercial mortgage loans, and Lender is prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

        Section 1.    Definitions and Accounting Matters.

        1.01    Certain Defined Terms.    As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

        "Acceptable Hedge Counterparty" shall mean a Person that is regularly engaged in the business of entering into Interest Rate Protection Agreements and is reasonably acceptable to Lender.

        "Accepted Servicing Practices" shall have the meaning assigned thereto in Section 11.15(a) hereof.

        "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

        "Applicable Margin" shall mean, with respect to each Mortgage Loan, the applicable percentage set forth below which shall be determined by Lender as of the initial Funding Date for such Mortgage Loan based upon the related Debt Yield for such Mortgage Loan as of such Funding Date (and shall not be subject to adjustment or modification thereafter based upon changes in Debt Yield); provided, that notwithstanding the foregoing, commencing on the Business Day on which a Capital Markets Event is consummated and thereafter, the Applicable Margin with respect to any Mortgage Loan which has an initial Funding Date prior to such Business Day shall be modified effective as of such Business Day to equal the corresponding reduced Applicable Margin set forth below:

Debt Yield	Pre-Capital Markets Event	Post-Capital Markets Event
≥6.0% and <7.0%	4.00%	3.50%
≥7.0% and <8.0%	3.75%	3.00%
≥8.0% and <10.0%	3.50%	2.75%
≥10.0%	3.25%	2.50%

        "Appraisal":    A FIRREA-compliant appraisal addressed to and reasonably satisfactory to Lender of the related Mortgaged Property from an Independent Appraiser, which determines "as-is" appraised value at origination of the Eligible Loan utilizing a discounted cash flow analysis methodology, based on stabilized occupancy and a five to ten year projection period adjusted for fiscal year inflation and discounting.

        "ACRE Management" shall mean Ares Commercial Real Estate Management LLC, a Delaware limited liability company.

        "Assignment of Leases" shall mean, with respect to any Mortgage, an assignment of leases thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect the assignment of leases, subject to the terms, covenants and provisions hereunder.

        "Balloon Payment" shall mean, for any Mortgage Loan for which the final principal payment is substantially greater than periodic Scheduled Principal Payments due thereunder, the payment due on its maturity date.

        "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

        "Borrower" shall have the meaning provided in the introductory paragraph hereof.

        "Business Day"    Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the State of New York and the State of Illinois are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term "Business Day" is used in connection with the determination of LIBOR, a day dealings in Dollar deposits are not carried on in the London interbank market.

        "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Loan Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

        "Capital Markets Event" shall mean the occurrence of either a Public Capital Markets Event or a Private Capital Markets Event.

        "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

        "Certified Operating Histories" shall have the meaning specified in Schedule 1.

        "Change of Control"    The occurrence of any of the following events without the prior approval of Lender:

          (a)   ACRE Management is no longer the manager of substantially all (by face value) of the loan assets of Guarantor (or Substitute Guarantor, as applicable) or if the Management Agreement is modified in any material respect;

          (b)   any merger, reorganization or consolidation of ACRE Management where the successor entity is not ACRE Management as of the date hereof;

          (c)   a change in control of ACRE Management from the Person or Persons who directly or indirectly control ACRE Management on the date hereof; or

          (d)   Guarantor (or after the occurrence of a Capital Markets Event, Substitute Guarantor) shall cease to own and control, of record and beneficially 100% of the Equity Interests of Borrower.

        "Closing Counsel" shall mean the attorney or law firm retained by Borrower for the origination or closing of any Mortgage Loan to be pledged hereunder.

        "Closing Counsel Letter" shall mean a letter delivered to Lender from a Closing Counsel with respect to any Mortgage Loan in connection with the initial Funding Date for such Mortgage Loan, which states that all documents required to be delivered to the Custodian in respect of such Mortgage Loan pursuant to this Loan Agreement and the Custodial Agreement (i) have been executed and delivered by the parties thereto (in partial reliance, if applicable, on an opinion of counsel to the applicable Mortgagor), (ii) are in the possession of such Closing Counsel and (iii) will be delivered to the Custodian within three (3) Business Days after the applicable Funding Date.

        "Closing Data File" shall mean, with respect to any Loan as of any Funding Date, a computer file generated by Borrower or Servicer and delivered to Lender and Custodian, which provides, with respect to each Mortgage Loan that is pledged or to be pledged to Lender on such Funding Date, each of the data fields set forth on Exhibit C attached hereto and the information responsive to each such field, as well as any and all new, modified or updated information with respect to such Mortgage Loan that has been provided to Lender prior to the applicable Funding Date, in each case in a format that has previously been approved by Lender and is otherwise acceptable to Lender.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral" shall have the meaning provided in Section 4.01(b) hereof.

        "Collection Period" means, with respect to any Payment Date, the period from and including the immediately preceding Payment Date to but excluding such Payment Date.

        "Complete Submission" shall mean with respect to any Eligible Loan, the Summary Due Diligence Materials described on Annex 2 to Exhibit F hereto for Eligible Loan proposed to be pledged to Lender in accordance with, and subject to the terms and conditions of, this Loan Agreement.

        "Contractual Obligation"    With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

        "Controlled Account Agreement"    A control agreement with respect to the Lender's Account, dated as of the date of this Agreement, among Borrower, Lender and Controlled Account Bank.

        "Controlled Account Bank" shall mean Bank of America, National Association, or any other bank approved by Lender.

        "Costs" shall have the meaning provided in Section 11.03(a) hereof.

        "Custodial Agreement" shall mean the Custodial Agreement, dated as of the date hereof, among Borrower, Custodian and Lender, substantially in the form of Exhibit D hereto, as the same shall be modified and supplemented and in effect from time to time.

        "Custodian" shall mean U.S. Bank, National Association, a Delaware limited liability company as custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

        "Debt Yield" shall mean, with respect to any Mortgage Loan (or all Mortgage Loans, as applicable), the percentage equivalent of the quotient obtained by dividing (i) the Underwritten Net Cash Flow for the most recent twelve month period for which such information is available by (ii) either:

          (a)   for purposes of the determination of whether a mortgage bridge loan satisfies the Debt Yield requirement to qualify as an Eligible Loan, the unpaid principal amount of such mortgage bridge loan (but specifically including for this purpose the unpaid principal amount of all Junior Interests), or

          (b)   for purposes of the calculation of the Applicable Margin on the initial Funding Date on which an Eligible Loan is first pledged to Lender hereunder, the unpaid principal amount of such Mortgage Loan (but specifically excluding for this purpose the unpaid principal amount of all Junior Interests), or

          (c)   for purposes of any request from Borrower to Lender to fund a portion of any future advance which Borrower is contractually obligated to fund (or any reborrowing of a prior initial advance or future advance which has been prepaid by Borrower), the unpaid principal amount of such Mortgage Loan, inclusive of the full amount of such future advance (and specifically including for this purpose the unpaid principal amount of all Junior Interests), or

          (d)   for purposes of clause (c) of the definition of "Servicing Transfer Event" and for purposes of the application of Balloon Payments, Scheduled Principal Payments, Principal Prepayments and net sale proceeds in the event of a sale of a Mortgage Loan, in each case, pursuant to Section 3.05(b) of this Loan Agreement, the aggregate outstanding principal amount of Loans with respect to such Mortgage Loan; or

          (d)   for purposes of Section 2.03(d), 2.03(e) and 2.05(c) of this Loan Agreement, the aggregate outstanding principal amount of Loans with respect to all of the Mortgage Loans pledged hereunder.

        "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

        "Direct Competitor" shall mean any of the Persons listed on Schedule 5 attached hereto as such Schedule 5 may be updated from time to time pursuant to a written notice delivered by Borrower to Lender in accordance with this Agreement; provided, that any such Person listed on Schedule 5 (including on any such written update) shall not be an Eligible Assignee of the type described in clause (a) of the definition of Eligible Assignee.

        "Dollars" and "$" shall mean lawful money of the United States of America.

        "Due Diligence Review" shall mean the performance by Lender of any or all of the reviews permitted under Section 11.17 hereof with respect to any or all of the Mortgage Loans as desired by Lender from time to time.

        "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

        "Eligibility Breach" shall have the meaning provided in Section 2.05(a) hereof.

        "Eligible Assignee" shall mean any of the following Persons designated by Lender for purposes of Section 11.13; (a) a bank, financial institution, pension fund, insurance company or similar Person, an Affiliate of any of the foregoing, and an Affiliate of Lender, and (b) any other Person to which Borrower has consented; provided, that such consent of Borrower shall not be unreasonably withheld, delayed or conditioned, except in the case of a Direct Competitor of Borrower, and, provided further, Borrower's consent under this subsection (b) shall not be required at any time when an Event of Default exists. Such Person shall provide to Borrower such duly executed IRS forms as Borrower reasonably requests.

        "Eligible Loan" shall mean a newly originated performing senior floating rate mortgage bridge loan (i.e., either a whole mortgage loan or an A note in an "A/B" structure) secured by a first lien which satisfies the following criteria:

          (a)   such loan has been approved by Lender in its sole discretion prior to being pledged to Lender hereunder,

          (b)   such loan conforms to the representations and warranties set forth in Schedule 1 hereto (other than for exceptions approved by Lender),

          (c)   such loan is secured by underlying real estate which is an Eligible Property Type,

          (d)   such loan has a term (inclusive of the exercise of all extension options) not longer than thirty six (36) months (or after the consummation of a Capital Markets Event, sixty (60) months),

          (e)   such loan has a Debt Yield equal to or greater than 6.0%, and

          (f)    such loan, at origination, has a Loan-to-Value Ratio equal to or less than 80.0%.

        "Eligible Property Type" shall mean any of the following types of underlying real estate: (a) multi-family, (b) office, (c) retail, (d) hospitality, (e) industrial, (f) self-storage or (g) student housing.

        "Environmental Laws" shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

        "E013224" shall have the meaning provided in Section 6.16.

        "Equity Interests"    With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

        "Event of Default" shall have the meaning provided in Section 8 hereof.

        "Extended Funding Period" shall have the meaning given to such term in the definition of "Funding Period."

        "Extension Fee" shall mean an amount equal to the product of (x) 0.25% and (y) (i) for purposes of the extension of the Funding Period from the end of the Extended Funding Period to the end of the Second Extended Funding Period, the Maximum Credit and (ii) on each anniversary thereafter of such date which concludes the Second Extended Funding Period, the aggregate outstanding principal amount of the Loans as of such anniversary date.

        "Fee Letter" shall mean the letter agreement, dated as of September 14, 2011, between Borrower and Lender.

        "Final Repayment Date" shall mean, with respect to each Mortgage Loan, the latest date on which a payment of principal is contractually obligated to be made in respect of such Mortgage Loan pledged hereunder.

        "Funding Confirmation" shall have the meaning provided in Section 2.03(b) hereof.

        "Funding Date" shall mean the date on which a Loan is made hereunder.

        "Funding Period" shall mean the period commencing on the Effective Date and ending on the six (6) month anniversary of the Effective Date (such period, the "Initial Funding Period"); provided, that notwithstanding the foregoing, with respect to any Mortgage Loan originated during such Initial Funding Period which is the subject of a Loan hereunder and by its terms provides for future advances after the end of such six (6) month period, the Funding Period with respect to such Mortgage Loan shall be deemed automatically extended to the time period during which such future advances are obligated to be funded by Borrower under the terms of such Mortgage Loan. In the event a Capital Markets Event occurs within twelve (12) months after the Effective Date, the Funding Period shall be automatically extended to the twenty-four (24) month anniversary of the Effective Date (such extended period, the "Extended Funding Period"); provided, that notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Funding Period shall be automatically further extended for a second time to the thirty six (36) month anniversary of the Effective Date (such further extended period, the "Second Extended Funding Period") upon payment by Borrower of the Extension Fee in accordance with Section 2.11 of this Agreement.

        "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

        "Governing Documents" shall mean as to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.

        "Governmental Authority" shall mean any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over Borrower or any of its properties.

        "Ground Lease" shall mean any ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of twenty (20) years or more from the final stated maturity date of the related loan; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee's interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

        "Guarantee Obligation" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

        "Guarantor" shall mean ACRC Holdings, LLC, a Delaware limited liability company; provided, that upon the consummation of a Capital Markets Event, Substitute Guarantor shall be substituted as Guarantor pursuant to and in accordance with Section 11.18 of this Agreement.

        "Guaranty" shall mean that certain Guaranty, dated as of the date hereof, given by Guarantor in favor of Lender, as the same may be amended, modified, supplemented or restated from time to time.

        "In Lieu of Policy" shall have the meaning specified in Schedule 1 hereto.

        "Income" shall mean, with respect to any Mortgage Loan at any time, the sum of (x) any principal paid by or on behalf of Borrower and all interest, thereon and (y) all net sale proceeds of a sale of such Mortgage Loan. Notwithstanding the foregoing, "Income" shall be deemed not to include any fees or other amounts (i) payable to the Servicer under the Servicing Agreement, in the form of prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make-whole fees, late charges, late fees, and all other fees or charges, and (ii) that are not applied in reduction of principal or to the payment of interest thereon (including, without limitation, due diligence and legal or underwriting cost deposits, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind or returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds).

        "Indebtedness" shall mean, for any Person at any date, without duplication, (a) all then outstanding indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other then outstanding indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all Capital Lease Obligations, (d) all then outstanding obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all then outstanding liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

        "Indemnified Party" shall have the meaning specified in Section 11.03(a) hereto.

        "Independent Appraiser"    An independent professional real estate appraiser reasonably satisfactory to Lender who is a member in good standing of the American Appraisal Institute, and, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type.

        "Independent Director" shall mean a duly appointed manager or member of the board of directors (or managers) of the relevant entity who shall not have been, at the time of such appointment or at any time while serving as a director or manager of the relevant entity and may not have been at any time in the preceding five (5) years, (a) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (b) a creditor, supplier, employee, officer, director (other than in its capacity as Independent Director), family member, manager or contractor (other than in its capacity as an Independent Director) of such entity or any of its Affiliates, or (c) a Person who controls (directly, indirectly or otherwise) such entity or any of its Affiliates or any creditor, supplier, employee, officer, director, family member, manager or contractor of such Person or any of its Affiliates.

        "Initial Funding Period" shall have the meaning given to such term in the definition of "Funding Period."

        "Interest Period" means, with respect to each Loan, for each Payment Date, the period commencing on and including the first (1st) day of the calendar month immediately prior to the calendar month of such Payment Date and ending on (and including) the last day of the calendar month immediately prior to the calendar month of such Payment Date; provided that the initial Interest Period in respect of any Loan shall be the period from and including the date of such Loan to and including the last day of the following calendar month and any Interest Period that would end after the Final Repayment Date for any Mortgage Loan shall end on such Final Repayment Date.

        "Interest Rate" shall mean with respect to each Loan, for any Interest Period, a rate per annum equal to the sum of (i) the greater of (x) LIBOR as determined for such Interest Period and (y) 1.00% (or following the consummation of a Capital Markets Event, 0.50%) plus (ii) the Applicable Margin for such Loan.

        "Interest Rate Protection Agreement" shall mean, with respect to any or all of the Mortgage Loans, any short sale of U.S. Treasury Securities, futures contract, mortgage related security, Eurodollar futures contract, options related contract, interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Borrower and an Acceptable Hedge Counterparty and otherwise reasonably acceptable to Lender.

        "Interest Rate Reset Date"    (a) In the case of the first Interest Period for any Mortgage Loan, the Funding Date for such Mortgage Loan, and (b) in the case of any subsequent Interest Period, two (2) Business Days prior to the Payment Date on which such Interest Period begins.

        "Irrevocable Redirection Notice"    A notice in the form of Exhibit K sent after the occurrence and during the continuance of an Event of Default directing the remittance of Income with respect to a Mortgage Loan to the Lender's Account, and executed by the Borrower with respect to such Mortgage Loan.

        "Junior Interest" shall mean (a) a "B-note" in an "A/B structure" in a Mortgage Loan, or (b) any other debt subordinate to a Mortgage Loan pledged hereunder that is secured by (i) all or any portion of the Mortgaged Property and/or (ii) direct or indirect Equity Interests in the applicable Mortgagor.

        "Lender" shall have the meaning provided in the introductory paragraph hereto.

        "Lender's Account" shall mean a segregated interest bearing account established at Controlled Account Bank, in the name of Borrower, pledged to Lender and subject to a Controlled Account Agreement.

        "LIBOR"    For any Interest Period, the rate (expressed as a percentage per annum) for deposits in Dollars, for a one-month period, that appears on Reuters Screen LIBOR01 (or the successor thereto) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m., London time, on the Interest Rate Reset Date for such Interest Period. If such rate does not appear on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such Interest Rate Reset Date, Lender shall request the principal London office of the Reference Banks selected by Lender to provide such banks' offered quotation (expressed as a percentage per annum) to leading banks in the international Eurocurrency market for deposits in Dollars for a one-month period as of 11:00 a.m., London time, on such Interest Rate Reset Date for amounts of not less than the aggregate outstanding principal amount of the Loans. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such banks' rate (expressed as a percentage per annum) for loans in Dollars to leading banks in the international Eurocurrency market for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Interest Rate Reset Date for amounts of not less than the aggregate outstanding principal amount of the Loans. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.

        "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

        "Loan" shall have the meaning provided in Section 2.01(a) hereof.

        "Loan Agreement" shall mean this Master Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

        "Loan Documents" shall mean, collectively, this Loan Agreement, the Note, the Fee Letter, the Pledge and Security Agreement, the Custodial Agreement, the Guaranty, the Controlled Account Agreement and any and all other documents and agreements now or hereafter evidencing, securing and/or delivered to Lender in connection with the Loans hereunder, as each of the foregoing may be amended, modified, supplemented an/or restated from time to time.

        "Loan-to-Value Ratio" or "LTV" shall mean, as of the initial Funding Date in respect of any Mortgage Loan, the ratio of (a) the outstanding principal amount of such Mortgage Loan at such time (and specifically including for this purpose the unpaid principal amount of all Junior Interests) to (b) the market value of the related Mortgaged Property at such time, as determined by reference to a third-party Appraisal of such Mortgaged Property.

        "Management Agreement" shall mean that certain Interim Management Agreement, dated as of December 8, 2011, between Guarantor and ACRE Management.

        "Market Disruption Event" shall mean any event or events which, as determined by Lender, acting in a reasonable manner, shall have resulted in (i) the effective absence of a "lending market" for financing debt obligations secured by commercial mortgage loans, (ii) Lender not being able to finance mortgage assets through the "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events, (iii) the effective absence of a "securities market" for securities backed by mortgage assets or (iv) Lender not being able to sell securities backed by mortgage assets at prices which would have been reasonable prior to the occurrence of such event or events.

        "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of Borrower or Guarantor, (b) the ability of Borrower or Guarantor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of Lender under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Mortgage Loans or other amounts payable in connection therewith or (f) the Collateral taken as a whole.

        "Maximum Borrowing Amount" shall mean with respect to any individual Mortgage Loan, $25,000,000 (or, after the consummation of a Capital Markets Event, $35,000,000).

        "Maximum Credit" shall mean $50,000,000; provided, that upon the consummation of a successful Public Capital Markets Event, the Maximum Credit shall equal $100,000,000.

        "Minimum Debt Yield" shall mean 10.00% (or, commencing on and after the fifth anniversary of the Effective Date, 11.50%).

        "Moody's" shall mean Moody's Investors Service, Inc.

        "Mortgage" shall mean the mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto.

        "Mortgage Asset Report" shall have the meaning provided in Section 7.12 hereof.

        "Mortgage File" shall have the meaning specified in the Custodial Agreement.

        "Mortgage Loan" shall mean a first mortgage loan on one or more multi-family or commercial real estate properties which is originated by Borrower and which first mortgage loan is evidenced by a Mortgage Note and secured by one or more Mortgages, and in respect of which a Loan is outstanding hereunder.

        "Mortgage Loan Documents" shall mean with respect to any Mortgage Loan, those documents executed in connection with, evidencing or governing such Mortgage Loan and the related Mortgaged Property and which are required to be delivered to Custodian under the Custodial Agreement.

        "Mortgage Loan Event of Default" shall mean an "Event of Default" as such term is used and defined in the Mortgage Loan Documents for any Mortgage Loan.

        "Mortgage Loan File" shall have the meaning specified in the Custodial Agreement.

        "Mortgage Loan Schedule" shall have the meaning specified in the Custodial Agreement.

        "Mortgage Note" shall mean the original executed promissory note or other evidence of the debt of a mortgagor/borrower with respect to a Mortgage Loan.

        "Mortgaged Property" shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

        "Mortgagee" shall mean the record holder of a Mortgage Note secured by a Mortgage.

        "Mortgagor" shall mean the obligor on a Mortgage Note.

        "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

        "1934 Act" shall mean the Securities and Exchange Act of 1934, as amended.

        "Non-Excluded Taxes" shall have the meaning provided in Section 2.10(a) hereof.

        "Non-U.S. Person" shall have the meaning provided in Section 2.10(b).

        "Note" shall mean the promissory note provided for in Section 2.02(a) hereof for Loans and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

        "OFAC" shall have the meaning provided in Section 6.16.

        "Payment Date" shall mean the second (2nd) day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

        "PBGC" shall mean the Pension Benefit Parent Guarantee Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

        "Plan" shall mean an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

        "Pledge and Security Agreement" shall mean the Pledge and Security Agreement, dated as of the date hereof, between Lender and Pledgor, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

        "Pledged Collateral" shall have the meaning given to such term in the Pledge and Security Agreement.

        "Pledgor" shall mean ACRC Lender LLC, a Delaware limited liability company, together with its successors and permitted assigns.

        "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to Lender (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to the interest rate otherwise applicable hereunder plus 4%.

        "Preliminary Data File" shall mean a data file containing the information referenced on Exhibit C attached hereto.

        "Principal Prepayment" shall mean, for any Mortgage Loan, (i) any amount applied to reduce the principal or other invested amount of such Mortgage Loan, other than a Scheduled Principal Payment, including, without limitation, (i) principal prepayments from any source and of any nature whatsoever, (ii) net insurance or net condemnation proceeds, to the extent applied to reduce the principal amount or other invested amount of the related Mortgage Loan, and (iii) any net proceeds from any sale, refinancing, liquidation or other disposition of the underlying Mortgaged Property or underlying interest relating to such Mortgage Loan to the extent applied to reduce the principal amount or the invested amount of the related Mortgage Loan.

        "Private Capital Markets Event" shall mean the consummation of a private equity raise resulting in at least $200,000,000 of total gross new contributed capital (inclusive of the asset manager's initial contribution) to the Substitute Guarantor.

        "Prohibited Person" shall have the meaning provided in Section 6.16.

        "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

        "Public Capital Markets Event" shall mean the consummation of a public offering resulting in at least $200,000,000 of total gross new contributed capital (inclusive of the asset manager's initial contribution) to the Substitute Guarantor.

        "Rate of Return Reduction Event" shall have the meaning provided in Section 2.08(b) hereof.

        "REC" shall have the meaning specified in Schedule 1 hereto.

        "REMIC" shall mean a real estate mortgage investment conduit, within the meaning of Section 860D(a) of the Code.

        "Reference Banks"    Banks each of which shall (a) be a leading bank in the international Eurocurrency market, and (b) have an established place of business in London. Initially, the Reference Banks shall be JPMorgan Chase Bank, Barclays Bank, PLC and Deutsche Bank AG. If any such Reference Bank should be unwilling or unable to act as such or if Lender shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Lender may designate alternative banks meeting the criteria specified in the preceding clauses (a) and (b).

        "Registrar" shall have the meaning provided in Section 11.19 hereof.

        "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

        "Remaining Paydown Amount" shall have the meaning provided in Section 3.05(b) hereof.

        "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

        "Request for Borrowing" shall have the meaning provided in Section 2.03(a) hereof.

        "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Responsible Officer" shall mean, with respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory in such Person's Governing Documents.

        "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "Scheduled Principal Payment" shall mean any payment of principal on a Mortgage Loan that is required, pursuant to the Mortgage Loan Documents for such Mortgage Loan as modified by any amendments thereto, to be made at a specific time or upon the happening of a specific event, other than a Balloon Payment.

        "Second Extended Funding Period" shall have the meaning given to such term in the definition of "Funding Period."

        "Secured Obligations" shall have the meaning provided in Section 4.01(c) hereof.

        "Servicer" shall have the meaning provided in Section 11.15(c) hereof.

        "Servicer Notice and Agreement" shall have the meaning provided in Section 11.15(c) hereof.

        "Servicer's Account" shall mean an account established by Servicer in connection with the servicing of any Mortgage Loan.

        "Servicing Agreement" shall have the meaning provided in Section 7.07 hereof.

        "Servicing Records" shall have the meaning provided in Section 11.15(b) hereof.

        "Servicing Transfer Event" shall mean all of the following events shall have occurred:

          (a)   the Servicer no longer either (i) has a servicer rating of "Average" or higher from S&P, (ii) has a servicer rating of "CPS3" or higher from Fitch or (iii) is on the list of approved servicers maintained by Moody's;

          (b)   a Capital Markets Event shall not have occurred as of the first anniversary of the Effective Date; and

          (c)   with respect to any individual Mortgage Loan, the Debt Yield has declined by 25% from the Debt Yield as of the initial Funding Date for such Mortgage Loan.

        "Significant Mortgage Loan Modification" means any written modification or amendment of a Mortgage Loan pledged to Lender hereunder which

            (i)  reduces the principal amount of the Mortgage Loan in question other than (1) with respect to a dollar-for-dollar principal payment or (2) reductions of principal to the extent of deferred, accrued or capitalized interest added to principal which additional amount was not taken into account by Lender in determining the related Debt Yield,

           (ii)  increases the principal amount of a Mortgage Loan other than increases which are derived from accrual or capitalization of deferred interest which is added to principal or protective advances,

          (iii)  modifies the amount or timing of any regularly scheduled payments of principal and non-contingent interest of the Mortgage Loan in question,

          (iv)  changes the frequency of scheduled payments of principal and interest in respect of a Mortgage Loan,

           (v)  subordinates the lien priority of the Mortgage Loan in question or the payment priority of the Mortgage Loan in question other than subordinations required under the then existing terms and conditions of the Mortgage Loan in question (provided, however, the foregoing shall not preclude the execution and delivery of subordination, nondisturbance and attornment agreements with tenants, subordination to tenant leases, easements, plats of subdivision and condominium declarations and similar instruments which in the commercially reasonable judgment of Borrower do not materially adversely affect the rights and interest of the holder of the Mortgage Loan in question),

          (vi)  releases any collateral for the Mortgage Loan in question other than releases required under the then existing Mortgage Loan documents or releases in connection with eminent domain or under threat of eminent domain,

         (vii)  waives, amends or modifies any cash management or reserve account requirements of the Mortgage Loan other than changes required under the then existing Mortgage Loan Documents, or

        (viii)  waives any due-on-sale or due-on-encumbrance provisions of the Mortgage Loan in question other than waivers required to be given under the then existing Mortgage Loan documents, or

          (ix)  waives, amends or modifies the underlying insurance requirements of the Mortgage Loan.

        "Single Employer Plan" shall mean as to any Person any Plan of such Person which is not a Multiemployer Plan.

        "Special Purpose Bankruptcy Remote Entity" shall have the meaning set forth on Schedule 2 attached hereto.

        "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

        "Substitute Guarantor" shall mean Ares Commercial Real Estate Corporation, a Maryland corporation, or such other real estate investment vehicle that is substituted as the Guarantor under the Guaranty.

        "System" shall mean all hardware or software, or any system consisting of one or more thereof, including, without limitation, any and all enhancements, upgrades, customizations, modifications and the like utilized by any Person for the benefit of such Person to perform its obligations and to administer and track, store, process, provide, and where appropriate, insert, true and accurate dates and calculations for dates and spans with respect to the Mortgage Loan.

        "Table-Funded Eligible Loan" shall mean an Eligible Loan originated by Borrower and pledged to Lender simultaneously with the origination thereof by Borrower, and which origination is financed in part with the proceeds of a Loan hereunder.

        "Testing Date" shall have the meaning specified in Schedule 1 hereof.

        "Title Escrow Letter" shall mean with respect to any Mortgage Loan, a letter agreement in such form as shall be reasonably acceptable to Lender, executed by the title insurance company obligating it to issue title insurance insuring the lien of the Mortgage for such Mortgage Loan as reflected in an attached marked-up title commitment and to record or file such Mortgage and other certain security instruments securing such Mortgage Loan and addressing the mechanics of funding of such Mortgage Loan.

        "Title Exceptions" shall have the meaning specified in Schedule 1 hereof.

        "Title Policy" shall have the meaning specified in Schedule 1 hereof.

        "Trust Receipt" shall have the meaning assigned to such term in the Custodial Agreement.

        "UCC Financing Statement" shall mean a financing statement on Form UCC-1 or the proper national UCC form, naming Lender as "Secured Party" and Borrower as "Debtor" and describing the Mortgage Loans.

        "Underwritten Net Cash Flow" shall mean, with respect to any Mortgage Loan, in place underwritten net cash flow from the Mortgaged Property securing such Mortgage Loan, as determined by Lender in its sole discretion (a) in connection with the initial Funding Date on which an Eligible Loan is first pledged to Lender hereunder, (b) in connection with any request from Borrower to Lender to fund a portion of any future advance which Borrower is contractually obligated to fund (or any reborrowing of a prior initial advance or future advance which has been prepaid by Borrower), and (c) for purposes of clause (c) of the definition of "Servicing Transfer Event" and for purposes of the application of Balloon Payments, Scheduled Principal Payments, Principal Prepayments and net sale proceeds in the event of a sale of a Mortgage Loan made pursuant to Section 3.05(b) of this Loan Agreement, in each case subject to adjustments for, but not limited to, (i) a vacancy allowance, (ii) projected increases in expenses, (iii) mark-to-market of in place rents and exclusion of non-sustainable income, (iv) market management fees and (v) normalized reserves.

        "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest or the renewal or enforcement thereof in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

        "Utilization Fee" shall mean an amount equal to the product of (x) 0.25% multiplied by (y) the daily average of an amount equal to the Maximum Credit minus the aggregate outstanding principal amount of the Loans for each day during the Collection Periods (or portion thereof) for which the Utilization Fee is payable multiplied by (z) the number of days in the Collection Periods (or portion thereof) for which the Utilization Fee is payable divided by 365.

        1.02    Accounting Terms and Determinations.    Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Lender hereunder shall be prepared, in accordance with GAAP.

        Section 2.    Loans; Note; Funding Account; and Prepayments.

        2.01    Loans.    (a) On the terms and subject to the conditions of this Loan Agreement, Lender agrees to make loans (individually, a "Loan" and, collectively, the "Loans") to Borrower in Dollars on any Business Day, from and including the Effective Date to and including the end of the Funding Period in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Credit. This Loan Agreement is not a commitment to lend but rather sets forth the procedures to be used in connection with periodic requests for Loans. Borrower hereby acknowledges that Lender is under no obligation to agree to make, or to make, any Loan pursuant to this Loan Agreement.

          (b)   Subject to the terms and conditions of this Loan Agreement, during the Funding Period, Borrower may borrow, repay and reborrow Loans, in full or in part, without penalty.

          (c)   In no event shall a Loan be made when any Default or Event of Default has occurred and is continuing.

        2.02    Notes.    (a) The Loans made by Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit A hereto (the "Note"), dated the date hereof, payable to Lender in a principal amount equal to the amount of the Maximum Credit as originally in effect and otherwise duly completed. Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

          (b)   The date, amount and Interest Rate of each Loan made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of the Note, endorsed by Lender on the schedule attached to the Note or any continuation thereof; provided, that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Loans.

        2.03    Funding Mechanics.    (a) Borrower may request a borrowing hereunder, on any Business Day during the Funding Period, by delivering to Lender a written request for borrowing, substantially in the form of Exhibit F hereto (a "Request for Borrowing"). Each Request for Borrowing shall:

              (i)  relate to the funding of a Mortgage Loan to be pledged (or previously pledged) hereunder at the time of the making of the Loan that is the subject of such Request for Borrowing (including any future advances of such Mortgage Loan),

             (ii)  in the case of the initial advance of a Mortgage Loan, (A) be accompanied by a Complete Submission, and (B) attach a schedule identifying the Eligible Loan that Borrower proposes to fund and to pledge to Lender in connection with such borrowing substantially in the form of Annex 1 to Exhibit G,

            (iii)  specify the requested Funding Date and the amount requested to be borrowed,

            (iv)  specify any subsequent advances which may be required,

             (v)  attach an officer's certificate signed by a Responsible Officer of Borrower as required by Section 5.02(i) hereof,

            (vi)  indicate whether Borrower desires such Loan to be a Table Funded Eligible Loan, which table funding shall be subject to Lender's prior approval in Lender's sole discretion, and

           (vii)  contain (by attachment) such other information reasonably requested by Lender from time to time.

  Lender may from time to time waive certain requirements of a Complete Submission in its sole and absolute discretion if, at the time of the submission thereof, certain documents called for as part of such Complete Submission are then unavailable; provided that Borrower shall use its best efforts to provide such documents as soon as they become available.

          (b)   Solely with respect to an initial advance for a Mortgage Loan, following receipt of a Request for Borrowing and a Complete Submission, Lender shall inform Borrower in its sole discretion of its election to proceed with a Loan hereunder by delivering to Borrower a funding confirmation, substantially in the form of Exhibit G hereto (a "Funding Confirmation"), as follows. Within ten (10) Business Days following receipt of a Complete Submission (and any other materials reasonably requested by Lender relating to a proposed funding in connection with Lender conducting its own due diligence investigation of the Mortgage Loan proposed to be funded by Lender), Lender shall conduct its diligence review and notify Borrower in such Funding Confirmation as to whether it approves of such Mortgage Loan (including in the case of a request for a Table Funded Eligible Loan, whether it approves of same) and its Schedule of Exceptions to Representations and Warranties. If, with respect to any Mortgage Loan, Lender does not respond to Borrower within the time frames specified in the preceding sentence, Lender shall be deemed to have elected not to make a Loan secured by such Mortgage Loan.

          (c)   Following receipt of a Funding Confirmation from Lender pursuant to Section 2.03(b), Borrower shall, not later than 12:00 noon New York City time on the Business Day prior to the requested Funding Date, (i) in the case of a Table Funded Eligible Loan, deliver the Title Escrow Letter with respect thereto to Custodian, with a copy to Lender, as provided in the Custodial Agreement, and (ii) deliver the Closing Counsel Letter to Lender. Following Lender's receipt of the Title Escrow Letter (if applicable) and Closing Counsel Letter, and Lender's final determination that the Mortgage Loan is an Eligible Loan, subject to Section 5 hereof, Lender shall transfer funds pursuant to the wiring instructions Borrower delivers to Lender or in the case of a Table Funded Eligible Loan, set forth in the Title Escrow Letter to partially fund the applicable Mortgage Loan in an amount determined in accordance with Section 2.03(d) below, which transfer shall constitute the making of a Loan hereunder in the amount so transferred. Pursuant to the Title Escrow Letter, the title insurance company party thereto shall return to Lender the funds so advanced if Borrower fails to advance its portion of such Mortgage Loan on such Funding Date. A Title Escrow Letter shall not be required for Mortgage Loans which have been previously disbursed by Borrower.

          (d)   The amount of the initial advance with respect to any Mortgage Loan shall be an amount up to the least of (i) 70% of such Mortgage Loan's aggregate initial principal amount or (ii) 56% of the value of the related Mortgaged Property as set forth in an Appraisal delivered to Lender or (iii) the amount that would cause the Debt Yield calculated with respect to all of the Mortgage Loans to be less than the Minimum Debt Yield.

          (e)   With respect to any Mortgage Loan where Lender has funded the initial advance as provided for herein, following receipt of a Request for Borrowing, which shall be delivered by Borrower no less than three (3) Business Days prior to the proposed Funding Date, and of all items required to be delivered to Lender pursuant to this Loan Agreement (including, without limitation Section 5.02), Lender shall fund a portion of any future advance which Borrower shall be contractually obligated to fund under the related Mortgage Loan Documents in an amount equal to the product of (x) the amount of such future advance multiplied by (y) the percentage equal to the quotient of the Loan made by Lender in connection with the initial advance divided by the aggregate initial funded amount of such Mortgage Loan, subject in each case to satisfaction of the following conditions precedent:

              (i)  the aggregate amount of Loans made by Lender with respect to any Mortgage Loan shall not exceed 70% of the outstanding principal balance of such Mortgage Loan and with respect to all of the Mortgage Loans shall not be less than the Minimum Debt Yield,

             (ii)  Lender shall not have any obligation to fund such future advance unless the Debt Yield with respect to such Mortgage Loan as of the date of the future advance is greater than the Debt Yield as of the date of the initial advance of such Mortgage Loan by 1.00% (or, solely with respect to Mortgage Loans that had a Debt Yield equal to or greater than 7.00% on the date of the initial advance, by 0.75%),

            (iii)  Borrower shall not receive a Funding Date for future advances with respect to each Mortgage Loan more than one time during each calendar month or during the final twelve months of the term of any Mortgage Loan,

            (iv)  the amount of each Loan for a future advance with respect to each Mortgage Loan shall be in an amount not less than $250,000, and

             (v)  Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender that the underlying Mortgagor with respect to the applicable Mortgage Loan shall have delivered all items required to be delivered as conditions precedent to the making of such future advance and shall have given Lender a period of time reasonably satisfactory to Lender within which to review such items.

          (f)    Notwithstanding anything herein to the contrary, the aggregate amount of Loans with respect to any individual Mortgage Loan (inclusive of the initial advance and all future advances) shall not exceed the Maximum Borrowing Amount.

          (g)   On the Business Day that Custodian receives the complete Mortgage Loan Documents, Custodian will notify Lender of its receipt of such Mortgage Loan Documents and deliver to Lender a Trust Receipt, with a copy to Borrower. Borrower shall cause the Closing Counsel to deliver the Mortgage Loan Documents with respect to each Mortgage Loan within three (3) Business Days following the Funding Date of the initial advance to the Custodian and shall deliver the Complete Submission with respect to such Mortgage Loan to Lender.

          (h)   Notwithstanding any other provision hereunder, the fact that Lender has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Mortgage Loan shall in no way affect any rights Lender may have hereunder or otherwise with respect to any representations or warranties or other rights hereunder, including without limitation, the right to determine at any time that such Mortgage Loan is the subject of an Eligibility Breach.

        2.04    Repayment of Loans; Interest.    (a) Subject to Section 2.05(b), with respect to each Mortgage Loan, Borrower hereby promises to repay in full on or prior to the Final Repayment Date the then aggregate outstanding principal amount of the Loans with respect to such Mortgage Loan.

          (b)   Borrower hereby promises to pay to Lender on each Payment Date until the date such Loan shall be paid in full interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the Interest Rate. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default hereunder, Borrower shall be required to pay to Lender interest at the Post-Default Rate on the outstanding principal amount of each Loan and on any other amount payable by Borrower hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable monthly on each Payment Date and on the Final Repayment Date. Notwithstanding the foregoing, interest accruing at the Post-Default Rate shall be payable to Lender on demand. Promptly after the determination of any Interest Rate provided for herein or any change therein, Lender shall give notice thereof to Borrower.

        2.05    Mandatory Prepayment.    (a) If Borrower shall have made any representations and warranties set forth in Schedule 1 without actual knowledge that they were materially false or misleading at the time made, and any such representations and warranties shall have been determined by Lender in its reasonable discretion to be materially false or misleading with respect to a Mortgage Loan pledged hereunder (an "Eligibility Breach"), Borrower shall within five (5) Business Days after notice of such determination from Lender prepay the principal amount of the Loans in an amount equal to the amount advanced hereunder with respect to such Mortgage Loan, together with all interest thereon and fees and expenses accruing with respect thereto.

          (b)   By not later than sixty (60) days after the occurrence of a Mortgage Loan Event of Default (including, without limitation, a maturity default), Borrower shall prepay the principal amount of the Loans in an amount equal to the amount advanced hereunder with respect to such Mortgage Loan, together with all interest thereon and fees and expenses accruing with respect thereto.

          (c)   If at any time the Debt Yield calculated with respect to all of the Mortgage Loans is less than the Minimum Debt Yield, then Borrower shall within five (5) Business Days after notice of such determination from Lender prepay the principal amount of the Loans in the amount necessary to cause the Debt Yield calculated with respect to all of the Mortgage Loans to be equal to or greater than the Minimum Debt Yield.

        2.06    Optional Prepayments; Releases of Collateral.    (a) Borrower may prepay the Loans, in whole or in part, on any Payment Date without premium or penalty. If Borrower shall prepay any Loans on any day other than a Payment Date, Borrower shall be responsible for all breakage costs pursuant to Section 2.06(b). Any amounts prepaid shall be applied to repay the outstanding principal amount of any Loans (together with interest thereon) so designated by Borrower until paid in full. Amounts repaid may be reborrowed in accordance with the terms of this Loan Agreement. If Borrower intends to prepay a Loan in whole or in part from any source, Borrower shall give at least two (2) Business Days' prior written notice thereof to Lender, specifying the date and amount of prepayment. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of at least $100,000 or the outstanding balance of the designated Mortgage Loan(s), if less.

          (b)   If Borrower makes a prepayment of any Loans on any day which is not a Payment Date, Borrower shall be required to pay Lender LIBOR breakage fees (but specifically excluding lost profits, consequential and punitive damages) equal to the amount of interest on the amount being prepaid at the applicable interest rate payable by Lender on deposits from which such funds were obtained for the period from the date of such payment through the following Payment Date less the amount of interest realized by Lender in redeploying the funds not utilized by reason of such payment for such period. Lender shall, at the request of Borrower, notify Borrower of the amounts of costs to be paid by Borrower if a Loan is prepaid. This Section 2.06 shall survive termination of this Loan Agreement and payment of the Note.

        2.07    Limitation on Types of Advances; Illegality.    Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

          (a)   Lender determines in good faith, which determination shall be conclusive and binding upon Borrower, absent manifest error, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Loans as provided herein; or

          (b)   it becomes unlawful for Lender to honor its obligation to make or maintain Loans hereunder using LIBOR, and Lender has determined in its sole good faith discretion that it is unable to assign its rights and obligations hereunder to an Affiliate reasonably acceptable to Borrower to avoid any such restrictions or prohibitions;

  then Lender shall give Borrower prompt notice thereof and, if the parties cannot agree on a substitute interest rate within fifteen (15) days of the commencement of such condition, (i) Lender shall be under no obligation to make additional Loans, and Borrower shall, at its option, either prepay all such Loans as may be outstanding (and Borrower shall not be liable for any LIBOR breakage fees associated therewith) or pay interest on such Loans at a rate per annum as reasonably determined by Lender taking into account the increased cost to Lender.

        2.08    Requirements of Law.

          (a)   If any Requirement of Law or any change in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

              (i)  shall subject Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note or any Loan made by it (excluding net income taxes or any changes in the rate of tax on Lender's overall net income) or change the basis of taxation of payments to Lender in respect thereof;

             (ii)  shall impose, modify or hold applicable any reserve, special deposit, compulsory Loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, Loans or other extensions of credit by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the LIBOR hereunder;

            (iii)  shall impose on Lender any other condition;

and the result of any of the foregoing is to increase the cost to Lender, by an amount which Lender deems to be material, of making or maintaining any Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall, upon receipt of prior written notice of such fact and a reasonably detailed description of the circumstances, and in accordance with Section 2.08(c), either (i) prepay all such Loans as may be outstanding (and Borrower shall not be liable for any LIBOR breakage fees associated therewith) or (ii) pay Lender such additional amount or amounts as will compensate Lender for such increased cost or reduced amount receivable, provided Lender will not treat Borrower differently from similarly situated customers in requiring the payment of such amount or amounts.

          (b)   If Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Lender's or such corporation's capital as a consequence of its obligations hereunder by an amount deemed by Lender to be material (taking into consideration Lender's or such corporation's policies with respect to capital adequacy) (a "Rate of Return Reduction Event"), then from time to time, Borrower shall in accordance with Section 2.08(c) pay to Lender such additional amount or amounts as will compensate Lender for such reduction, provided Lender will not treat Borrower differently from similarly situated customers in requiring the payment of such amount or amounts. Borrower's obligation to pay such additional amounts shall terminate if the Rate of Return Reduction Event precipitating such obligation shall no longer have the effect of reducing the rate of return on Lender's or such corporation's capital as a consequence of its obligations hereunder by an amount deemed by Lender to be material (taking into consideration Lender's or such corporation's policies with respect to capital adequacy).

          (c)   If Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by Lender to Borrower shall be conclusive in the absence of manifest error. All payments required under this Section 2.08 shall be made by Borrower within ten (10) Business Days after notice thereof from Lender to Borrower.

        2.09    Purpose of Advances.    Each Advance shall be used to originate and fund Eligible Loans identified to Lender in a Request for Borrowing delivered in accordance with Section 2.03.

        2.10    Taxes.

          (a)   All payments made by Borrower under this Loan Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on Lender as a result of a present or former connection between Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Loan Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to Lender hereunder or under the Note, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Loan Agreement; provided, however, that Borrower shall not be required to increase any such amounts payable to Lender that is not organized under the laws of the United States of America or a state thereof if Lender fails to comply with the requirements of clause (b) of this Section. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as reasonably possible thereafter Borrower shall send to Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fail to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental taxes, interest or penalties that are paid or that may become payable by Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Loan Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b)   If a Person acquires the rights and obligations of a Lender under this Loan Agreement and the other Loan Documents pursuant to Section 11.13(a) hereof or becomes a Participant as permitted hereunder, and such Person is not organized under the laws of the United States, any state thereof or the District of Columbia (a "Non-U.S. Person"), such Non-U.S. Person shall deliver to Borrower, or any agent thereof, on or before the date on which such Person becomes a party to this Agreement or becomes such a Participant, two duly completed and executed copies of, as applicable, IRS Form W-8BEN or IRS Form W-8ECI or any successor forms thereto designated as such by the IRS. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation shall not be required if in Lender's reasonable judgment such action would subject such Lender to any material unreimbursed cost or would materially prejudice the legal or commercial position of such Lender. If the Non-U.S. Person is eligible for and wishes to claim exemption from or reduction in U.S. federal withholding tax through benefit of a treaty, such Person shall deliver a Form W-8ECI. If the Non-U.S. Person is eligible for and wishes to claim exemption from U.S. federal withholding tax under Section 871(h) or Section 881(c) of the Code with respect to payments of "portfolio interest," such Person shall deliver both the Form W-8BEN and a statement certifying that such Person is not a bank, a "10 percent shareholder" or a "controlled foreign corporation" within the meaning of Section 881(c)(3) of the Code. If any previously delivered form or statement becomes inaccurate with respect to the Non-U.S. Person that delivered it, the Non-U.S. Person shall promptly notify Borrower of this fact.

        2.11    Fees.

          (a)   Borrower shall pay those certain fees required to be paid pursuant to and in accordance with the Fee Letter.

          (b)   On the Payment Date occurring in each of April, July, October and January, Borrower shall pay to Lender the Utilization Fee with respect to the three Collection Periods of the immediately preceding calendar quarter; provided, that no Utilization Fee shall accrue or be due and payable with respect to the initial three months following the Effective Date (i.e., such fee shall be initially due and payable on the April 2012 Payment Date with respect to the period commencing on March 2, 2012) or with respect to any period after the expiration of the Funding Period.

          (c)   Borrower shall pay to Lender the Extension Fee (i) on the last day of the Extended Funding Period (in the event Borrower desires to further extend the Funding Period to the Second Extended Funding Period) and (ii) on each anniversary of such date thereafter until the Loans have been repaid in full and the Loan Agreement has been terminated.

        Section 3.    Payments; Computations; Etc.

        3.01    Payments.    (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Lender at the following account maintained by Lender: Account No. 40784524, for the account of Lender, Account Title: SSB, ABA No. 021000089, Ref: ARES, not later than 2:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

          (b)   Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

        3.02    Computations.    Interest on the Loans shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

        3.03    Establishment of Lender's Account.    The Lender's Account shall be established by Borrower subject to the Controlled Account Agreement concurrently with or prior to the execution and delivery of this Loan Agreement.

        3.04    Deposits into Lender's Account.    Pursuant to the Servicing Agreement, Borrower shall cause all Income in respect of each Mortgage Loan to be collected by the Servicer and paid directly to the Servicer's Account. Any Income in respect of any Mortgage Loan paid directly to Borrower, shall be deposited by Borrower into the Servicer's Account within two (2) Business Days of receipt. All such Income shall be held in trust for Lender and shall constitute the property of Lender. Borrower covenants and agrees that no payments shall be made by any obligor to Servicer (except as specifically permitted by the terms of the Servicing Agreement in respect of certain fees and other amounts to which Servicer may be entitled), and if any such payment is made, Borrower shall cause Servicer to deposit such payment into the Servicer's Account within two (2) Business Days of receipt and, pending such deposit, shall cause the Servicer to hold such amount in trust for Lender. Borrower shall cause Servicer to process any payments received in the Servicer's Account with respect to the Mortgage Loans and to remit such payments to the Lender's Account. So long as an Event of Default has not occurred and is not continuing, any Income received on the Mortgage Loans (other than Scheduled Principal Payments, Balloon Payments, Principal Prepayments and net sale proceeds of a sale of a Mortgage Loan) and transferred to Lender's Account as required hereunder shall be remitted from the Lender's Account to an account designated in writing by Borrower on a daily basis. Notwithstanding the foregoing, upon the occurrence of an Event of Default or a Servicing Transfer Event, Lender may send to each Mortgagor an Irrevocable Redirection Notice pursuant to which Borrower shall cause all Income in respect of each Mortgage Loan to be paid by the underlying Mortgagor directly to the Lender's Account. The Lender's Account shall be under the sole dominion and control of the Lender and prior to an Event of Default, Borrower shall have rights of withdrawal therefrom subject to the terms hereof and the Controlled Account Agreement.

        3.05    Application of Balloon Payments, Scheduled Principal Payments, Principal Prepayments and Net Sale Proceeds.

          (a)   Subject to Section 3.06, prior to the consummation of a Capital Markets Event (and after the consummation of a Capital Markets Event, solely with respect to any Mortgage Loan as to which a Mortgage Loan Event of Default has occurred and is continuing), Lender shall apply the entire amount of Balloon Payments, Scheduled Principal Payments, Principal Prepayments and net sale proceeds from the sale of a Mortgage Loan received in the Lender's Account during each Collection Period to repay on the related Payment Date the outstanding principal amount of Loans made with respect to the related Mortgage Loan until such principal amount of such Loans has been reduced to zero. So long as a Default or an Event of Default has not occurred and is not continuing, any Balloon Payments, Scheduled Principal Payments, Principal Prepayments and net sale proceeds from the sale of a Mortgage Loan received during each Collection Period in excess of such outstanding principal amount of Loans shall be remitted to Borrower within one (1) Business Day.

          (b)   Subject to Section 3.06, after the consummation of a Capital Markets Event, except as otherwise provided in Section 3.05(a) above, Lender shall apply the entire amount of Balloon Payments, Scheduled Principal Payments, Principal Prepayments and net sale proceeds from the sale of a Mortgage Loan received during each Collection Period to repay on the related Payment Date the outstanding principal amount of Loans made with respect to the related Mortgage Loan until the Debt Yield (calculated for this purpose with reference to such Mortgage Loan and such outstanding principal amount of Loans made with respect to such Mortgage Loan) is equal to the greater of (i) the original Debt Yield (calculated for this purpose with reference to such Mortgage Loan and such principal amount of the Loan made on the initial Funding Date with respect to such Mortgage Loan) and (ii) 12.00%. Upon satisfaction of the Debt Yield requirement referred to in the preceding sentence, Lender shall apply the remaining amount of such Balloon Payments, Scheduled Principal Payments, Principal Prepayments and net sale proceeds (such amount, the "Remaining Paydown Amount") to repay the outstanding principal amount of the Loans made with respect to the related Mortgage Loan in an amount equal to (x) the Remaining Paydown Amount multiplied by (y) the percentage equal to the quotient of the Loan made by Lender in connection with the initial advance with respect to such Mortgage Loan divided by the aggregate initial funded amount of such Mortgage Loan until such principal amount of such Loans has been reduced to zero. So long as a Default or an Event of Default has not occurred and is not continuing, the excess of such Remaining Paydown Amount after making the distribution described in the immediately preceding sentence shall be remitted to Borrower within one (1) Business Day.

        3.06    Distributions Subsequent to a Default or Event of Default.    If a Default shall have occurred and is continuing, Lender shall hold in the Lender's Account the entire amount of Balloon Payments, Scheduled Principal Payments, Principal Prepayments and net sale proceeds from the sale of a Mortgage Loan until the earlier of the cure of the event that caused such Default or the occurrence of an Event of Default following which time such amount shall be applied in accordance with Sections 3.05 and 3.06. Upon the occurrence and during the continuation of an Event of Default, funds deposited in the Lender's Account, shall be held therein until the next Payment Date. On such Payment Date, Lender shall withdraw any funds on deposit in the Lender's Account and apply such funds as follows:

          (a)   first, to Lender in payment of any accrued and unpaid interest on the Loans and any fees then payable to Lender, including the fees of any replacement Servicer retained by Lender, as notified by Lender to Borrower;

          (b)   second, to the payment of all other costs and fees payable to Lender pursuant to this Loan Agreement;

          (c)   third, any remaining amounts shall be applied to reduce unpaid principal amount of the Loans and any other obligations owing to Lender hereunder in such manner, order or priority as Lender shall determine in its sole discretion, until such principal and other obligations shall have been paid in full; and

          (d)   fourth, to pay the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

        Section 4.    Collateral Security.

        4.01    Collateral; Security Interest.    (a) Pursuant to the Custodial Agreement, Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the benefit of Lender pursuant to the terms of the Custodial Agreement and shall deliver to Lender Trust Receipts (as defined in the Custodial Agreement) each to the effect that it has reviewed such Mortgage Loan Documents in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

          (b)   All of Borrower's right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral":

              (i)  each Mortgage Loan;

             (ii)  all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records, Servicing Agreements and any other collateral pledged or otherwise relating to such Mortgage Loan, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto;

            (iii)  all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to all Mortgage Loan and all claims and payments thereunder;

            (iv)  all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property;

             (v)  all Interest Rate Protection Agreements, relating to or constituting any and all of the foregoing;

            (vi)  the Lender's Account and all monies from time to time on deposit in the Lender's Account;

           (vii)  any and all "securities accounts", as defined in the Uniform Commercial Code, relating to any of the foregoing and each "financial asset", as defined in the Uniform Commercial Code, contained therein, including, without limitation, any accounts described in Section 3.03;

          (viii)  all collateral, however defined, under any other agreement between Borrower on the one hand and Lender or any of its Affiliates on the other hand;

            (ix)  all "general intangibles", "accounts," "instruments", "investment property", "deposit accounts" and "chattel paper" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

             (x)  any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

          (c)   Borrower hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral to Lender, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to secure the repayment of principal of and interest on all Loans and all other amounts owing to Lender hereunder, under the Note and under the other Loan Documents and all other amounts owing by such Borrower to Lender (collectively, the "Secured Obligations"). Borrower agrees to mark its computer records and tapes to evidence the interests granted to Lender hereunder.

          (d)   Lender acknowledges and agrees that, notwithstanding anything to the contrary contained herein, (i) the rights of Borrower as holder of the Collateral are subject to the terms of the Mortgage Loan Documents; (ii) Lender's interest in the Collateral is subject to the terms of the Mortgage Loan Documents; (iii) unless an Event of Default shall have occurred and be continuing, Lender shall permit Borrower to exercise any and all voting, consent or other rights with respect to the Collateral; and (iv) upon completion of any foreclosure of the Collateral, Lender, its designee or transferee will assume all of the obligations of the holders of the applicable Mortgage Loan from and after such foreclosure.

        4.02    Further Documentation.    At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. Borrower also hereby authorizes Lender to file any such financing or continuation statement without the signature of Borrower to the extent permitted by applicable law. Borrower hereby authorizes Lender and its counsel to file Uniform Commercial Code financing statements in form and substance satisfactory to Lender describing as the collateral covered thereby "all assets of the debtor, whether now owned or existing or hereafter acquired or arising and all proceeds and products thereof" or words to that effect, and any limitations on such collateral description, notwithstanding that such collateral description may be broader in scope than the Collateral described herein.

        4.03    Changes in Locations, Name, Etc.    Borrower shall not (i) change the location of its chief executive office/chief place of business from that specified in Section 6.08 hereof, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given Lender at least 30 days prior written notice thereof and shall have delivered to Lender all Uniform Commercial Code financing statements and amendments thereto as Lender shall reasonably request and taken all other actions deemed reasonably necessary by Lender to continue its perfected status in the Collateral with the same or better priority. Borrower's organizational identification number is 5044234. Borrower shall promptly notify Lender of any change in such organizational identification number.

        4.04    Lender's Appointment as Attorney-in-Fact.    (a) Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time following the occurrence and during the continuance of an Event of Default to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, Borrower hereby gives Lender the power and right, on behalf of Borrower, without assent by, but with notice to, Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

            (i)  in the name of Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or payable on or on account of any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

           (ii)  to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

          (iii)  (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and Borrower's expense, at any time, and from time to time, all acts and things which Lender deems reasonably necessary to protect, preserve or realize upon the Collateral and Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as Borrower might do.

  Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the Secured Obligations shall have been irrevocably paid in full.

          (b)   Borrower also authorizes Lender, at any time and from time to time, to execute, in connection with any sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to file any initial financing statements amendments thereto and continuation statements with or without the signature of any Borrower as authorized by applicable law, as applicable to all or any part of the Collateral and to file any initial financing statements, amendments thereto and continuation statements with or without the signature of any Borrower as authorized by applicable law, as applicable to all or any part of the Collateral.

          (c)   The powers conferred on Lender are solely to protect Lender's interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Lender nor any of its officers, directors, or employees shall be responsible to Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

        4.05    Performance by Lender of Borrower's Obligations.    If Borrower fails to perform or comply with any of its agreements contained in the Loan Documents beyond any notice or grace period contained herein Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the out-of-pocket expenses of Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by Borrower to Lender upon ten (10) days notice that such amounts are due and payable, unless an Event of Default shall have occurred and is continuing, in which case such amounts shall be due and payable on demand and, in either case, shall constitute Secured Obligations.

        4.06    Remedies.    If an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell (on a servicing released basis, at Lender's option), lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby waived or released. Lender shall give Borrower ten (10) days advance notice of any such sale, whether public or private. Borrower further agrees, at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Borrower's premises or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including without limitation reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as Lender may elect, and only after such application and after the payment by Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-615 of the Uniform Commercial Code, need

Lender account for the surplus, if any, to Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any of its rights hereunder during the continuance of an Event of Default, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.04(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by Lender to collect such deficiency.

        4.07    Limitation on Duties Regarding Preservation of Collateral.    Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account. Subject to the immediately preceding sentence, neither Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or otherwise.

        4.08    Powers Coupled with an Interest.    All authorizations and agencies herein contained with respect to the Collateral are irrevocable until the Secured Obligations shall have been irrevocably paid in full and are powers coupled with an interest.

        4.09    Release of Security Interest.    (a) Upon termination of this Loan Agreement and repayment to Lender of all Secured Obligations and the performance of all obligations under the Loan Documents, Lender shall promptly release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made until such time as such payments have been indefeasibly made. Upon the release of the security interest in the Mortgage Loans pursuant to this Section, Lender shall promptly release to Borrower the Mortgage Loan Files and execute, acknowledge and deliver to Borrower any and all documents, instruments and agreements necessary to release all security interests in such Mortgage Loans. Upon repayment to Lender of all Loans with respect to a Mortgage Loan pursuant to Section 3.05 or 4.09(b) hereof, Lender shall release to Borrower the Mortgage Loan Files relating to the Mortgage Loans pledged in connection with such Loans and execute, acknowledge and deliver to Borrower any and all documents, instruments and agreements necessary to release all Liens in the Mortgage Loans securing such Loans; provided, however, that whether or not an Event of Default has occurred and is continuing hereunder, Lender shall be required to release the Mortgage Loan File relating to a Mortgage Loan and execute, acknowledge and deliver all necessary release documents if (x) the related Mortgagor has paid the entire principal amount of such Mortgage Loan and all other amounts due to the applicable Borrower under the related Mortgage Loan Documents and (y) the required prepayment of the Loans in respect of such Mortgage Loan has been made hereunder in accordance with Section 3.05.

          (b)   From time to time, so long as no Event of Default has occurred and is continuing, upon three (3) Business Days' prior written notice thereof to Lender, Borrower may obtain a release of any Mortgage Loan which has been pledged to Lender hereunder, so long as Borrower pays to Lender the outstanding unpaid principal amount of all Loans with respect to such Mortgage Loan, together with all interest accrued thereon at the Interest Rate up to and including the date of such release.

        Section 5.    Conditions Precedent.

        5.01    Initial Loan.    The obligation of Lender to consider its initial Loan hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the condition precedent that Lender shall have received all of the following documents, each of which shall be satisfactory to Lender and its counsel in form and substance:

          (a)    Loan Documents.

          (i)    Loan Agreement.    The Loan Agreement, duly executed and delivered by Borrower;

          (ii)    Note.    The Note, duly executed and delivered by Borrower;

          (iii)    Custodial Agreement.    The Custodial Agreement, duly executed and delivered by Borrower and Custodian;

          (iv)    Controlled Account Agreement.    A Controlled Account Agreement, duly executed by the parties thereto;

          (v)    Guaranty; Pledge and Security Agreement.    The Guaranty and the Pledge and Security Agreement, each duly executed and delivered by Guarantor and Pledgor as applicable;

          (b)    Organizational Documents.    A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of Borrower and Guarantor and of all corporate or other authority for Borrower and Guarantor with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by Borrower and Guarantor from time to time in connection herewith (and Lender may conclusively rely on such certificate until it receives notice in writing from Borrower to the contrary);

          (c)    Legal Opinions.    A legal opinion of outside counsel to Borrower and Guarantor, substantially in the form of Exhibit H;

          (d)    Servicing Agreement(s).    Any Servicing Agreement, certified as a true, correct and complete copy of the original together, with a fully executed Servicer Notice and Agreement;

          (e)    Filings, Registrations, Recordings; Lien Searches.

            (i)  Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of Lender, a perfected, first priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first priority security interest;

           (ii)  UCC lien searches in such jurisdictions as shall be applicable to Borrower and the Collateral, the results of which shall be satisfaction to Lender;

          (f)    Fees.    Any fees then payable pursuant to the Fee Letter;

          (g)    Financial Statements.    The financial statements referenced in the Guaranty;

          (h)    Consents, Licenses, Approvals, Etc.    Copies certified by Borrower of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect;

          (i)    Closing Certificate.    A certificate of the corporate secretary or assistant secretary or similar officer of Borrower, substantially in the form of Exhibit I; and

          (j)    Other Documents.    Such other documents as Lender may reasonably request.

        5.02    Initial and Subsequent Loans.    The obligation to consider each Request for Borrowing (including the initial Loan) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

          (a)    No Default.    No Default or Event of Default shall have occurred and be continuing;

          (b)    Representations and Warranties.    Both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Borrower in Section 6 hereof, and elsewhere in each of the Loan Documents (other than Schedule 1 hereof), shall be true, correct and complete in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and in Schedule 1 hereof, shall be true, correct and complete in all material respects on and as of the date of the initial advance and each future advance with respect to the related Mortgage Loan (and the date of any re-borrowing of a prior initial advance or future advance with respect to such Mortgage Loan) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          (c)    Request for Borrowing; Complete Submission.    Lender shall have received a Request for Borrowing and a Complete Submission, and Borrower shall have pledged to deliver a complete Mortgage Loan File with respect to any Mortgage Loan identified on such Request for Borrowing within three (3) Business Days of the related Funding Date; provided, that, if Lender's diligence review of the Mortgage Loan File requires the delivery of a mortgage file, document or instrument or the equivalent that Borrower cannot deliver, or cause to be delivered, to Custodian at the time they are required to be delivered, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements set forth in this Loan Agreement and the Custodial Agreement shall be deemed to have been satisfied as to such non-delivered Mortgage Loan File, document or instrument if a copy thereof (certified by Borrower or Closing Counsel to be a true and complete copy of the original thereof submitted for recording) is delivered to the Custodian on or before the date on which such original is required to be delivered, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to Custodian within ninety (90) days of the related Funding Date, and, provided, further, that Lender may, but is not obligated to, consent to a later date for delivery of any part of the Mortgage Loan File in its sole discretion;

          (d)    Servicing Agreements.    With respect to any Mortgage Loan identified on the Request for Borrowing which is not serviced pursuant to a Servicing Agreement that has been approved by Lender previously, Borrower shall have provided to Lender a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, together with the Servicer Notice and Agreement, fully executed by Borrower and the Servicer.

          (e)    Funding Confirmation.    Lender shall have delivered to Borrower a Funding Confirmation, dated the date of the requested borrowing, with a Mortgage Loan Funding Confirmation Schedule and an Exceptions to Representations and Warranties Schedule attached thereto;

          (f)    Due Diligence.    Without limiting Lender's right to perform one or more supplemental Due Diligence Reviews pursuant to Section 11.16 hereof, Lender shall have completed its due diligence review of the Mortgage Loan Documents for each Mortgage Loan and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Mortgage Loan as Lender in its sole discretion deems appropriate to review and such review shall be satisfactory to Lender in its sole discretion;

          (g)    Title Escrow Letter, Closing Counsel Letter and Trust Receipt.    Borrower shall have delivered (i) the Title Escrow Letter, if applicable, to the Custodian, with a copy to Lender, and (ii) the Closing Counsel Letter to Lender. Lender shall have received a Trust Receipt and an Irrevocable Direction Notice with respect to the applicable Mortgage Loan.

          (h)    Fees and Expenses.    Lender shall have received all fees and expenses of counsel to Lender for which an invoice has been submitted as contemplated by Section 11.03, which amount, at Lender's option, may be netted from any Loan advanced under this Loan Agreement;

          (i)    Officer's Certificate.    Lender shall have received a certificate of a Responsible Officer of Borrower, substantially in the form of Exhibit J, (i) stating that, to the best of such Responsible Officer's actual knowledge, each of Borrower, Servicer and Guarantor (or Substitute Guarantor) has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Loan Agreement and the related documents to be observed, performed or satisfied by it and that such Responsible Officer has obtained no actual knowledge of any Default or Event of Default except as specified in such certificate, (ii) on the date of the initial advance for a Mortgage Loan only, certifying that each Mortgage Loan File delivered by Borrower represents a true and correct copy of the documents contained therein, and that the applicable Mortgage Loan Schedule and Closing Data File, together with all other information contained therein prepared by Borrower or its Affiliates and delivered by Borrower to Lender immediately prior to the Funding Date, is true and correct and conforms in all material respects to the Summary Due Diligence Materials included in the Complete Submission and Preliminary Data File previously provided to Lender and pursuant to which Lender has elected to make the requested Loan, and (iii) certifying as to the truth, accuracy and completeness of the representations and warranties made by Borrower in Section 6 and in Schedule 1 hereof (limited in the case of Schedule 1 to the applicable Mortgage Loan for which the Loan is being advanced);

          (j)    Maximum Borrowing Amount.    Each Request for Borrowing shall be in an amount not more than the Maximum Borrowing Amount;

          (k)    Interest Rate Protection Agreements.    Lender shall have received fully-executed copies of any Interest Rate Protection Agreements, if any, to the extent assignable, each certified as a true, correct and complete copy of the original;

          (l)    Additional Matters.    All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Loan Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request;

          (m)    No Material Adverse Effect or Market Disruption Event.    There shall not have occurred one or more events that, in the reasonable judgment of Lender, constitutes a Material Adverse Effect or Market Disruption Event; and

          (n)    Substitute Guarantor.    Lender shall have received an officer's certificate, good standing certificate and certified copies of organizational documents for the Substitute Guarantor contemplated pursuant to Section 11.18 in the circumstance described in such Section. Lender shall have received legal opinions of outside counsel to Substitute Guarantor, substantially in the form attached hereto as Exhibit H.

        Section 6.    Representations and Warranties.    Borrower represents and warrants to Lender that throughout the term of this Loan Agreement and as long as any Loan funded by Lender to Borrower pursuant to this Loan Agreement is outstanding:

        6.01    Financial Condition.

          (a)   The financial statements of Guarantor furnished to Lender are complete and correct and present fairly, in accordance with GAAP, the financial condition of Guarantor as of the date(s) thereof and the results of operations of Guarantor for the period(s) covered thereby.

          (b)   Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

          (c)   Guarantor did not have, as of the date(s) of such financial statements, any material Guarantee Obligation, known contingent liability or liability for taxes for which adequate reserves have not been established, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto, to the extent required by GAAP.

          (d)   From and after the date of the financial statements referred to in Section 6.01(a), there has been no development or event nor any prospective development or event which has had a Material Adverse Effect.

        6.02    Existence; Compliance with Law; Ownership of Borrower.    Borrower (a) is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) (i) has all requisite organizational power and authority, and (ii) has all governmental licenses, authorizations, consents and approvals necessary, to own and operate its property and to carry on its business as now being or as proposed to be conducted, except in the case of clause (ii) where the lack of such license, authorization, consent or approval would not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law and obligations under the Governing Documents. The organizational chart attached hereto as Schedule 4 (or identified as an update thereto after the Effective Date and delivered to Lender) is complete and accurate as of the Effective Date and illustrates all Persons who have a direct ownership interest in Borrower and Borrower's Sole Member set forth on such schedule.

        6.03    Authorization; Enforceable Obligations.

          (a)   Borrower has all requisite organizational power and authority, and the legal right, to make, deliver and perform this Loan Agreement, the Note and each other Loan Document, and to borrow and to grant Liens hereunder, and has taken all necessary action to authorize the borrowings and the granting of Liens on the terms and conditions of this Loan Agreement, the Note, and each other Loan Document to which it is a party, and the execution, delivery and performance of this Loan Agreement, the Note and each other Loan Document.

          (b)   No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required or necessary in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Loan Agreement or the Note or any other Loan Document, except (i) for filings and recordings in respect of the Liens created pursuant to this Loan Agreement, and (ii) as previously obtained and currently in full force and effect.

          (c)   Each Loan Document to which Borrower is a party has been duly and validly executed and delivered by Borrower and constitutes, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        6.04    No Legal Bar.    The execution, delivery and performance of this Loan Agreement and the Note, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law, any provision of the Governing Documents or Contractual Obligation of Borrower and will not result in, or require, the creation or imposition of any Lien (other than the Liens created hereunder) on any of its property or revenues pursuant to any such Requirement of Law or Contractual Obligation.

        6.05    No Material Litigation.    There are no actions, suits, arbitrations, investigations or proceedings of or before any arbitrator or Governmental Authority pending or, to the actual knowledge of Borrower, threatened against Borrower or against any of its properties or revenues which would reasonably be expected to have a Material Adverse Effect.

        6.06    No Default.    Borrower is not in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Event of Default has occurred and is continuing.

        6.07    Collateral; Collateral Security.

          (a)   Borrower has not assigned, pledged, or otherwise conveyed or encumbered any of the Collateral to any Person other than Lender, and immediately prior to the pledge of such Collateral, Borrower was the sole owner of its Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens that have been released or are to be released simultaneously with the Liens granted in favor of Lender hereunder.

          (b)   The provisions of this Loan Agreement are effective to create in favor of Lender a valid security interest in all right, title and interest of Borrower in, to and under the Collateral.

          (c)   Upon (i) receipt by Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of Borrower and (ii) the issuance by Custodian to Lender of a Trust Receipt therefor, Lender shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby and in Borrower's interest in the related Mortgaged Property.

          (d)   Upon the filing of financing statements on Form UCC-1 naming Lender as "Secured Party" and Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 3 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Borrower in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

        6.08    Chief Executive Office.    Borrower's chief executive office is located at c/o Ares Management LLC, Two North LaSalle Street, Suite 925, Chicago, Illinois 60602, or such other location as may be notified to Lender. On the Effective Date, Borrower's jurisdiction of organization is Delaware.

        6.09    Location of Books and Records.    The location where Borrower keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office or in another location identified by Borrower to Lender in writing.

        6.10    No Burdensome Restrictions.    No Requirement of Law to which Borrower or its Affiliates is subject or Contractual Obligation of Borrower would reasonably be expected to have a Material Adverse Effect.

        6.11    Taxes.    Borrower has filed all Federal and state income tax returns and all other material tax returns that are required to be filed by it (subject to the timely filing of any extension thereof) and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been provided. No tax Lien has been filed, and, to the actual knowledge of Borrower, no claim is being asserted, with respect to any such tax or assessment.

        6.12    Margin Regulations.    No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under, or for any other purpose which violates or would be inconsistent with the provisions of, Regulation G, T, U or X.

        6.13    Investment Company Act; Other Regulations.    Borrower is not required to register as an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness, except in each case where such limitation would not be reasonably likely to have a Material Adverse Effect.

        6.14    Special Purpose Entity.    Borrower is a Special Purpose Bankruptcy Remote Entity.

        6.15    Assets.    At the time pledged, each Mortgage Loan initially included in the Collateral was an Eligible Mortgage Loan (except with respect to any condition waived in writing by Lender; it being acknowledged that Lender shall be deemed to have waived compliance with any of the eligibility criteria or other representations contained herein applicable to any Mortgage Loan, to the extent such non-compliance with same was disclosed as of the Funding Date for such Mortgage Loan.)

        6.16    No Prohibited Persons.    Borrower or any of its officers, directors, partners, members, Affiliates or shareholders is not an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("EO13224"); (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports "terrorism", as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a "Prohibited Person").

        6.17    Borrower Solvent; Fraudulent Conveyance.    As of the date hereof and immediately after giving effect to each Loan, the fair value of the assets of Borrower are and shall be greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Borrower in accordance with GAAP) of Borrower and Borrower is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Borrower does not intend to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature. Borrower is not transferring any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors.

        6.18    ERISA.    Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

        6.19    True and Complete Disclosure.    The information, reports, financial statements, exhibits and schedules prepared by Borrower and furnished in writing by Borrower to Lender in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein not misleading. To the extent such information, reports, financial statements, exhibits and schedules were prepared by third parties, to the actual knowledge of Borrowers, none of the aforementioned documents contain any untrue statement of material act nor do they omit to state any material fact necessary to make the statements therein not misleading. All written information furnished by Borrower to Lender in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby are true, correct and accurate, in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. To the actual knowledge of Borrower, there is no fact that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Lender for use in connection with the transactions contemplated hereby or thereby that would reasonably be expected to have a Material Adverse Effect.

        6.20    True Sales.    Any Mortgage Loan originated by an originator other than Borrower has been conveyed to Borrower pursuant to a true and legal sale.

        Section 7.    Covenants of Borrower.    Borrower covenants and agrees with Lender that, so long as any Loan is outstanding and until payment in full of all Secured Obligations:

        7.01    Financial Statements.    Borrower shall cause Guarantor to deliver to Lender:

          (a)   as soon as available and in any event within sixty (60) days after the end of each of the first three quarterly fiscal periods of each fiscal year of Guarantor, the balance sheet of Guarantor as at the end of such period and the related unaudited statements of income and of cash flows for Guarantor for such period and the portion of the fiscal year through the end of such period, if applicable, setting forth in each case the figures for the previous year, accompanied by a certificate of a Responsible Officer of Guarantor, which certificate shall state that said financial statements fairly present the financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

          (b)   as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Guarantor, the audited balance sheets of Guarantor as at the end of such fiscal year and the related statements of income and retained earnings and of cash flows for Guarantor for such year, if applicable, setting forth in each case the figures for the previous year, prepared in accordance with GAAP, and certified by an independent certified public accountant of recognized national standing, without qualification as to scope of audit or going concern;

          (c)   on or before one hundred and twenty (120) days after the end of each fiscal year of Borrower, Borrower shall provide Lender with a certificate certifying that, as of the date thereof, there does or does not exist any Default or Event of Default or, if any Default or Event of Default exists specifying the nature thereof; and

          (d)   promptly and in any event within five (5) Business Days following request therefor by Lender directed to the persons to whom notice is to be given pursuant to Section 11.02, from time to time such other information regarding the financial condition, operations, or business of Borrower as Lender may reasonably request (and provided same is in Borrower's possession or available to Borrower).

        7.02    Litigation.    Borrower will promptly, and in any event within 10 days after service of process on any of the following, give to Lender notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Borrower or affecting any of Borrower's Property before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $100,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

        7.03    Existence, Etc.    Borrower will:

          (a)   preserve and maintain its legal existence and all of its material rights, material privileges, material licenses and material franchises;

          (b)   preserve and maintain all of its material rights, privileges, licenses and franchises necessary to operate its business and perform its obligations hereunder;

          (c)   comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws, all laws with respect to unfair and deceptive lending practices and predatory lending practices) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

          (d)   keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

          (e)   not move its chief executive office from the address referred to in Section 6.08 or change its jurisdiction of organization from the jurisdiction referred to in Section 6.08 unless it shall have provided Lender thirty (30) days' prior written notice of such change;

          (f)    pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in conformance with GAAP; and

          (g)   permit representatives of Lender, during normal business hours, on three (3) Business Days' prior notice to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Lender.

        7.04    Prohibition of Fundamental Changes.    Borrower shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets.

        7.05    Notices.    Borrower shall give notice to Lender promptly, and in any event within two (2) Business Days following receipt of notice or actual knowledge of any of the following:

          (a)   the occurrence of any Event of Default;

          (b)   upon service of process on Borrower, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting Borrower (a) that questions or challenges the validity or enforceability of any of the Loan Documents or (b) which, if determined adversely to Borrower would give rise to a liability of Borrower of $100,000 or more;

          (c)   upon Borrower becoming aware of any Mortgage Loan Event of Default under the Mortgage Loan Documents for any Mortgage Loan and any event or change in circumstances which has or would reasonably be expected to have a Material Adverse Effect;

          (d)   upon Borrower becoming aware that the Mortgaged Property in respect of any Mortgage Loan has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged, in any case so as to materially and adversely affect the value of such Mortgage Loan;

          (e)   upon Borrower's becoming aware of any Principal Prepayment of any Mortgage Loan, and in any event within two (2) Business Days after receipt thereof;

          (f)    of entry of a judgment or decree resulting in a liability to Borrower in an amount in excess of $100,000.

Each notice pursuant to this Section shall be accompanied by a statement setting forth details of the occurrence referred to therein and stating what action Borrower has taken or proposes to take with respect thereto.

        7.06    Special Purpose Entity.    Each Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity.

        7.07    Transactions with Affiliates.    Borrower will not enter into any transaction, including without limitation any purchase, sale, loan, lease, exchange of property, or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Loan Agreement, (b) in the ordinary course of Borrower's business and (c) upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 7.07 to any Affiliate. Notwithstanding the foregoing, Lender hereby approves and authorizes the Management Agreement and that certain Interim Servicing Agreement by and among Lender, Borrower and ARES Commercial Real Estate Services LLC dated as of the date hereof (the "Servicing Agreement").

        7.08    Limitation on Sale or Other Disposition of Collateral.    Borrower will not transfer, assign, sell or otherwise dispose of any Collateral other than in connection with obtaining a release of a Mortgage Loan pledged hereunder in accordance with Section 4.09(b) hereof.

        7.09    Limitation on Liens on Collateral.    Borrower will not, nor will it permit or allow any other Person, to create, incur or permit to exist any Lien on the Collateral, except for Liens on the Collateral created hereunder. Borrower will defend the Collateral against, and will take such other action as is necessary to remove any Lien on or to the Collateral, other than Liens created under this Loan Agreement, and Borrower will defend the right, title and interest of Lender in and to any of the Collateral against the claims and demands of all Persons whomsoever, other than Persons claiming through Lender.

        7.10    Limitations on Modifications, Waivers and Extensions of Asset Documents.    Borrower will not, nor will it permit or allow others to, enter into or permit a Significant Mortgage Loan Modification to occur, without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed.

        7.11    Limitation on Distributions.    After the occurrence and during the continuation of any Event of Default, Borrower shall not declare any dividends upon any shares of Borrower's stock now or hereafter outstanding, except dividends payable in the Capital Stock of Borrower, nor shall Borrower set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Borrower, whether now or hereafter outstanding, or make any other distribution in respect of any of the foregoing or to any shareholder or equity owner of Borrower, either directly or indirectly, whether in cash or property or in obligations of Borrower. Notwithstanding the foregoing, Borrower shall at all times be entitled to pay any dividends or distributions necessary to maintain the status of the Guarantor as a real estate investment trust.

        7.12    Servicer; Servicing File.    (a) Borrower shall provide to Lender no later than the tenth (10th) Business Day of each month a report, in a form acceptable to Lender (such report, a "Mortgage Asset Report"), containing (i) copies of all financial statements, operating statements, rent rolls, budgets and material notices received by Borrower from any Mortgagor, any property manager or other party pursuant to the terms of any of the Mortgage Loan Documents for any Mortgage Loan relating to such Mortgagor, any guarantor with respect to such Mortgage Loan or any Mortgaged Property (and Borrower hereby covenants and agrees to use reasonable efforts to cause each Mortgagor to comply in all material respects with the financial reporting requirements of their respective Mortgage Loan Documents), (ii) an updated Closing Data File on a loan-by-loan basis and in the aggregate, with respect to any Mortgage Loan serviced hereunder by Borrower or any Servicer, and (iii) reporting on any material damage to any Mortgaged Property by waste, fire, earthquake or earth movement, windstorm, hurricane, flood, tornado or other casualty, or otherwise so as to affect adversely the collateral value of such pledged Mortgage Loan.

          (b)   Borrower shall not cause or permit the Mortgage Loan to be serviced or sub-serviced by any Servicer other than a Servicer expressly approved in writing by Lender.

        7.13    ERISA.    Borrower shall not establish any employee benefit plans or other plans pursuant to ERISA, the Code or any other Federal or State Law.

        7.14    Prohibited Persons.    Borrower covenants and agrees that neither Borrower nor any of its Affiliates, officers, directors, partners or members will knowingly: (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Borrower further covenants and agrees to deliver (from time to time) to Lender any such certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming that: (i) neither Borrower nor any of its officers, directors, partners, members or Affiliates is a Prohibited Person; and (ii) neither Borrower nor its officers, directors, partners, members or Affiliates has to its knowledge engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

        Section 8.    Events of Default.    Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

          (a)   Borrower shall default in the payment of any principal of or interest on any Loan when due (whether at stated maturity, upon acceleration, at mandatory prepayment, or in accordance with Section 2.05(b) hereof), and in the case of a default with respect to the payment of interest, such default shall remain unremedied for two (2) Business Days; or

          (b)   Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by Lender of such default, and such default shall have continued unremedied for five (5) Business Days; or

          (c)   If (A) any representation, warranty or statement contained in this Agreement or any of the Loan Documents or in any affidavit or other instrument executed or delivered pursuant to the Loan Documents or with respect to the Loans (other than breaches of the representations or warranties in Schedule 1 to this Agreement made without knowledge of the Borrower that they were materially false or misleading at the time made) is determined by Lender to be false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the repayment in full of the Loans and such false or misleading statement continues unremedied for ten (10) Business Days after the earlier of receipt of notice thereof from Lender or the discovery of such false or misleading statement by Borrower, or (B) any material representation, warranty or statement contained in Schedule 1 to this Agreement is determined by Lender to be false or misleading in any material respect with respect to a Mortgage Loan and such representation, warranty or statement was made by the Borrower with knowledge of the Borrower that it was materially false or misleading at the time made; or

          (d)   Borrower shall fail to comply with the requirements of Section 7.03(a), Section 7.04, Sections 7.05(a), (c) or (d), Section 7.07, Section 7.11, or Section 7.13 hereof; or Borrower shall fail to observe or perform any other covenant or agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of ten (10) Business Days following the earlier of notice or actual knowledge of such failure;

          (e)   Either of the following shall occur:

              (i)  the commencement of any enforcement action (including, but not limited to, the giving of a notice of acceleration) by an obligee against Borrower or Guarantor with respect to any Indebtedness, Guarantee Obligation and/or Contractual Obligation, provided that the aggregate amount of the Indebtedness, Guarantee Obligations and/or Contractual Obligations in respect of which such enforcement action is commenced (either individually or in the aggregate) is in excess of $500,000 with respect to Borrower, or $5,000,000 with respect to Guarantor; or

             (ii)  (x) Borrower or Guarantor shall default in making any payment required to be made under one of more agreements for borrowed money to which it is a party in an aggregate amount in excess of $500,000 with respect to Borrower, or $15,000,000 with respect to Guarantor, and any such failure is not cured within the applicable cure period, if any, provided for under the related agreement, or (y) Borrower or Guarantor shall default in making any payment required to be made under one of more agreements for borrowed money to which it is a party in an aggregate amount in excess of $500,000 with respect to Borrower, or $5,000,000 with respect to Guarantor and such default shall remain uncured for a period of forty-five (45) days.

          (f)    A default, after notice and beyond the expiration of applicable grace periods, shall have occurred and be continuing under any other Loan Document which has not been waived by Lender in writing; or

          (g)   a final judgment or judgments for the payment of money shall be rendered against Borrower in excess of $250,000 or shall be rendered against Guarantor in excess of $5,000,000 by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and Borrower or Guarantor shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (h)   Borrower or Guarantor shall admit in writing its inability to pay its debts as such debts become due; or

          (i)    Borrower or Guarantor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

          (j)    a proceeding or case shall be commenced, without the application or consent of Borrower or Guarantor, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of Borrower or Guarantor or of all or any substantial part of its property, or (iii) similar relief in respect of Borrower or Guarantor under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against Borrower or Guarantor shall be entered in an involuntary case under the Bankruptcy Code; or

          (k)   the Custodial Agreement (but not if terminated in accordance with its terms), the Guaranty or any other Loan Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by Borrower or Guarantor; or

          (l)    Borrower shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated hereby, or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of Lender or shall be Liens in favor of any Person other than Lender; or

          (m)  a Change of Control shall have occurred.

        Section 9.    Remedies Upon Default.    An Event of Default shall be deemed to be continuing unless expressly waived by Lender in writing. Upon the occurrence and during the continuance of one or more Events of Default hereunder, Lender's obligation to make additional Loans to Borrower shall automatically terminate without further action by any Person. If an Event of Default shall occur and be continuing, the following rights and remedies shall be available to Lender:

          (a)    Acceleration.    Upon the occurrence and during the continuance of one or more Events of Default other than those referred to in Section 8(i) or (j) Lender may immediately declare the principal amount of the Loans then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement. Upon the occurrence and during the continuance of an Event of Default referred to in Sections 8(i) or (j), and in addition to the remedies provided in Section 4.06 hereof and otherwise provided in this Loan Agreement, such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

          (b)    Possession.    Upon the occurrence and during the continuance of one or more Events of Default, and in addition to the remedies provided in Section 4.06 hereof and otherwise provided in this Loan Agreement, Lender shall have the right to obtain physical possession of the Servicing Records and all other files of Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of Borrower or any third party acting for Borrower and Borrower shall deliver to Lender such assignments as Lender shall request. Borrower shall be responsible for paying any fees of any servicer resulting from the termination of a servicer due to an Event of Default. Lender shall have the right to demand transfer of all servicing rights and obligations to a new servicer acceptable to Lender. Lender shall be entitled to specific performance of all agreements of Borrower contained in this Loan Agreement.

          (c)    Collections.    Lender shall have the right to direct all Servicers then servicing any Mortgage Loan to remit all collections thereon to Lender, and if any payments are received by Borrower, Borrower shall not commingle the amounts received with other funds of Borrower and shall promptly pay them over to Lender. Lender shall also have the right to terminate any one or all of the Servicers then servicing any Mortgage Loan with or without cause.

          (d)    Costs.    Borrower shall be liable to Lender for (i) the amount of all reasonable legal or other expenses, including, without limitation, all costs and expenses of Lender in connection with the enforcement of this Loan Agreement or any other agreement evidencing a Loan, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally, further including, without limitation, the reasonable fees and expenses of counsel incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Loan.

          (e)    Interest.    To the extent permitted by applicable law, Borrower shall be liable to Lender for interest on any amounts owing by Borrower hereunder, from the date Borrower becomes liable for such amounts hereunder until such amounts are (i) paid in full by Borrower or (ii) satisfied in full by the exercise of Lender's rights hereunder. Interest on any sum payable by Borrower under this Section 9 shall be at a rate equal to the Post Default Rate.

          (f)    Further Remedies.    Lender shall have, in addition to its rights and remedies under the Loan Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Lender and Borrower. Without limiting the generality of the foregoing, Lender shall be entitled to set off the proceeds of the liquidation of the Mortgage Loan against all of Borrower's obligations to Lender, only if such obligations are then due, without prejudice to Lender's right to recover any deficiency.

          (g)    Remedies Cumulative; Waiver.    Subject to the notice and grace periods set forth herein, each party to this Loan Agreement may exercise any or all of the remedies available to such party immediately upon the occurrence of an Event of Default and at any time during the continuance thereof without prior notice to the other parties hereto. Except as expressly provided herein, all rights and remedies arising under the Loan Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies which each party to this Loan Agreement may have. No modification, amendment, extension, discharge, termination or waiver of any provision of this Loan Agreement or of any other Loan Document, nor consent to any departure by any party to this Loan Agreement therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any party to this Loan Agreement, shall entitle such party to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of any party to this Loan Agreement in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.

          (h)    Non-judicial Remedies.    Lender may enforce its rights and remedies hereunder without prior judicial process or hearing, and Borrower hereby expressly waives any defenses Borrower might otherwise have to require Lender to enforce its rights by judicial process. Borrower also waives any defense Borrower might otherwise have arising from the use of non-judicial process, disposition of any or all of the Mortgage Loan, or from any other election of remedies. Borrower recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

          (i)    Appointment of Receiver.    Upon the occurrence of an Event of Default, Lender shall without regard to the adequacy of the security for the Loans, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Mortgage Loan or any portion thereof, collect the payments due with respect to the Mortgage Loan or any portion thereof, and do anything that Lender is authorized hereunder to do. Borrower shall pay all reasonable costs and expenses incurred by Lender in connection with the appointment and activities of such receiver.

        Section 10.    No Duty of Lender.    The powers conferred on Lender hereunder are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

        Section 11.    Miscellaneous.

        11.01    Waiver.    No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

        11.02    Notices.    Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy before 5:30 p.m. recipient local time on a Business Day, and otherwise on the next succeeding Business Day, or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

        11.03    Indemnification and Expenses.    (a) Borrower agrees to hold Lender, and its Affiliates and their officers, directors, employees, agents and advisors (each an "Indemnified Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or assessed against such Indemnified Party (collectively, the "Costs") relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by Lender in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any such Mortgage Loan, Borrower will save, indemnify and hold Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Borrower of any obligation of Borrower thereunder which occurs prior to the date upon which Lender acquires record title to such Mortgage Loan or succeeds to be the absolute owner and holder of such Mortgage Loan. Without limiting the generality of the foregoing, Borrower, agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loan relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation that, in each case, results from anything other than such Indemnified Party's gross negligence or willful misconduct.

          (b)   Borrower also agrees to reimburse an Indemnified Party for all such Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel as and when billed by such Indemnified Party. Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of Borrower under the Note is a recourse obligation of Borrower.

          (c)   Borrower agrees to pay as and when billed by Lender all of the reasonable out-of-pocket costs and expenses incurred by Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith. Borrower agrees to pay as and when billed by Lender all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation (i) all the fees, disbursements and expenses of counsel to Lender and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by Lender with respect to Collateral under this Loan Agreement, including, but not limited to, those costs and expenses incurred by Lender pursuant to Sections 11.03(a) and 11.17 hereof, provided that such fees and expenses shall not exceed (x) $5,000 for the pre-funding diligence review for each Eligible Loan submitted by Borrower pursuant to a Request for Borrowing and (y) so long as an Event of Default has not occurred and is not continuing, $3,000 per Mortgage Loan per annum for ongoing administration and surveillance of each Mortgage Loan.

        11.04    Amendments.    Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by Borrower and Lender and any provision of this Loan Agreement may be waived by Lender.

        11.05    Successors and Assigns.    This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        11.06    Survival.    The obligations of Borrower under Sections 2.08 and 11.03 hereof shall survive the repayment of the Loans and the termination of this Loan Agreement for a period of six (6) months. In addition, each representation and warranty made or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

        11.07    Captions.    The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

        11.08    Counterparts.    This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

        11.09    GOVERNING LAW; ETC.    THIS LOAN AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS LOAN AGREEMENT), AND SHALL CONSTITUTE A SECURITY AGREEMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE.

        11.10    SUBMISSION TO JURISDICTION; WAIVERS.    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH LENDER SHALL HAVE BEEN NOTIFIED; AND

          (D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

        11.11    WAIVER OF JURY TRIAL.    BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        11.12    Acknowledgments.    Borrower hereby acknowledges that:

          (a)   it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

          (b)   Lender has no fiduciary relationship to Borrower, and the relationship between Borrower and Lender is solely that of debtor and creditor, and Guarantor and guaranteed party, respectively; and

          (c)   no joint venture exists between Lender and Borrower.

        11.13    Assignments; Participations.

          (a)   Borrower may assign any of its rights or obligations hereunder or under the Note only with the prior written consent of Lender in its sole discretion. Lender may assign or transfer all or any of its rights or obligations under this Loan Agreement and the other Loan Documents to any Eligible Assignee; provided, that, so long as an Event of Default has not occurred and is not continuing, following any such assignment or transfer, the initial Lender shall remain as the sole party which Borrower shall be required to interact with as the agent for the Loans (irrespective of whether such Lender retains any ownership interest in the Loans). Subject to Section 11.13(a)(i), Lender may furnish any information concerning Borrower in the possession of Lender from time to time to assignees (including prospective assignees), without any representation or recourse except as expressly provided in this Loan Agreement. Such assignee or transferee shall provide to Borrower or any agent thereof the appropriate forms, certificates and statements described in Section 2.10 of this Loan Agreement.

              (i)  All information regarding the terms set forth in any of the Loan Documents or the Mortgage Loans shall be kept confidential and shall not be disclosed by Lender or Lender's assignee to any Person (including prospective assignees) except (a) to the Affiliates of Lender or its assignee or the respective directors, officers, employees, agents, advisors and other representatives of either who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements of Lender, Lender's assignee or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Loan Documents or Mortgaged Properties, (e) to the extent required to consummate and administer a Mortgage Loan, or (f) to any actual or prospective Eligible Assignee that agrees to comply with this Section 11.13(a)(i).

          (b)   Lender may, in accordance with applicable law, at any time sell to one or more lenders or other entities ("Participants") participating interests in any Loan, the Note, its commitment to make Loans, or any other interest of Lender hereunder and under the other Loan Documents. In the event of any such sale by Lender of participating interests to a Participant, Lender's obligations under this Loan Agreement to Borrower shall remain unchanged, Lender shall remain solely responsible for the performance thereof, Lender shall remain the holder of the Note for all purposes under this Loan Agreement and the other Loan Documents, and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Loan Agreement and the other Loan Documents.

          (c)   Borrower agrees to cooperate, at no expense to Borrower, with Lender in connection with any such assignment and/or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents in order to give effect to such assignment and/or participation.

          11.14    Hypothecation or Pledge of Loans.    Subject to the terms of the Custodial Agreement, Lender shall have free and unrestricted use of all of Lender's interest in the Collateral and nothing in this Loan Agreement shall preclude Lender from engaging in repurchase transactions with Lender's interest in the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating Lender's interest in the Collateral, on terms, and subject to conditions, within Lender's absolute discretion. Nothing contained in this Loan Agreement shall obligate Lender to segregate any Collateral delivered to Lender by Borrower.

          11.15    Servicing.

          (a)   Borrower covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted customary and prudent servicing practices in the industry for the same type of assets as the Mortgage Loans and in a manner at least equal in quality to the servicing Guarantor provides for Mortgage Loans which it owns ("Accepted Servicing Practices"). In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate at Lender's option immediately upon written notice to Borrower, upon the occurrence and during the continuance of an Event of Default. Lender hereby acknowledges that Borrower may engage ARES Commercial Real Estate Servicer LLC, a Delaware limited liability company to service the Mortgage Loans.

          (b)   If any Mortgage Loan is serviced by Borrower, (i) Borrower agrees that Lender is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loan (the "Servicing Records"), and (ii) Borrower grants Lender a security interest in all servicing fees and rights relating to the Mortgage Loan and all Servicing Records to secure the obligation of Borrower or its designee to service in conformity with this Section and any other obligation of Borrower to Lender. Borrower covenants to safeguard such Servicing Records and to deliver them promptly to Lender or its designee (including Custodian) at Lender's request.

          (c)   If any Mortgage Loan is, at any time during the term of this Loan Agreement, serviced by a third party servicer (including any Affiliate of Borrower) (such third party servicer, the "Servicer"), Borrower (i) shall provide a copy of the Servicing Agreement to Lender, which shall be in form and substance reasonably acceptable to Lender, and (ii) shall provide a Servicer Notice and Agreement to Servicer substantially in the form of Exhibit L hereto (a "Servicer Notice and Agreement") and shall cause Servicer to acknowledge and agree to the same. Any successor or assignee of a Servicer shall be reasonably approved in writing by Lender and shall acknowledge and agree to a Servicer Notice and Agreement prior to such successor's assumption of servicing obligations with respect to the Mortgage Loan. Upon any transfer of servicing of the Mortgage Loan to a Servicer that is not an Affiliate of Borrower in accordance with this Section 11.15(c), Lender hereby releases all of its right, interest, lien or claim of any kind with respect to the servicing rights so transferred (including, without limitation, the security interest created under Section 4.01(b)), such release to be effective automatically without any further action by any party; provided, however, that (i) such release does not include Lender's security interest in any payments received or to be received by Borrower in connection with such transfer or to any payments of any kind with respect to the Mortgage Loan being serviced by Servicer and (ii) such release is subject to Lender's right to terminate the Servicing Agreement with such transferee and to cause such transferee to transfer the servicing rights to Lender's designee, in each case as more particularly set forth in this Section 11.15(c).

          (d)   After the Funding Date, until the pledge of any Mortgage Loan is relinquished by Custodian, Borrower will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan.

          (e)   In the event Borrower or its Affiliate is servicing the Mortgage Loan, Borrower shall permit Lender from time to time to inspect Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying Lender that Borrower or its Affiliate, as the case may be, during normal business hours and upon reasonable prior notice, has the ability to service the Mortgage Loan as provided in this Loan Agreement.

        11.16    Periodic Due Diligence Review.    Borrower acknowledges that Lender has the right to perform continuing due diligence reviews with respect to the Mortgage Loan and the manner in which the were originated, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Borrower agrees that, unless a Default has occurred (in which case no notice is required), upon reasonable (but no less than three (3) Business Day's) prior notice to Borrower, Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Loan Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loan in the possession or under the control of Borrower and/or Custodian. Borrower also shall make available to Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Loan Files and the Mortgage Loan. Borrower further agrees that Borrower shall reimburse Lender for any and all out-of-pocket costs and expenses incurred by Lender in connection with Lender's activities pursuant to this Section 11.16 as and when billed by Lender, provided that an Event of Default has occurred and is continuing hereunder.

        11.17    Set-Off.    In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees to notify Borrower at the time of any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

        11.18    Substitution of Guarantor.    Lender shall release Guarantor from Guarantor's obligations under the Guaranty only upon the occurrence of a Capital Markets Event and Lender's receipt of the following, each of which shall be satisfactory to Lender in form and substance:

          (a)   a substitute Guaranty;

          (b)   an opinion of counsel to Substitute Guarantor substantially in the form of Exhibit H;

          (c)   certified copies of the resolutions of the Board of Directors of Substitute Guarantor approving the transactions contemplated by the Substitute Guaranty and other documents to which Substitute Guarantor is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Substitute Guaranty and the other documents to which it or such Loan Party is or is to be a party;

          (d)   a copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation of Substitute Guarantor dated reasonably near the Guarantor Substitution Date, certifying, if and to the extent such certification is generally available for entities of the type of Substitute Guarantor, (A) as to a true and correct copy of the charter, certificate of incorporation and other organizational documents of Substitute Guarantor, and each amendment thereto on file in such Secretary's office, (B) that (1) such amendments are the only amendments to the charter, certificate of incorporation or other organizational documents of Substitute Guarantor on file in such Secretary's office, (2) Substitute Guarantor has paid all franchise taxes to the date of such certificate and (C) Substitute Guarantor, is duly incorporated and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation;

          (e)   A certificate of Substitute Guarantor certifying as to (A) the absence of any amendments to the constitutive documents of Substitute Guarantor, since the date of the certificate referred to in Section 11.18(d), (B) a true and correct copy of the bylaws or other Governing Documents of Substitute Guarantor as in effect on the date on which the resolutions referred to in Section 11.18(c) were adopted, (C) the due incorporation or valid existence of Substitute Guarantor as a corporation organized under the laws of the jurisdiction of its incorporation and the absence of any proceeding for the dissolution or liquidation of Substitute Guarantor, (D) the truth of the representations and warranties contained in the Substitute Guaranty and (E) the absence of any event occurring and continuing, or resulting from the closing hereunder or the Guarantor Substitution Date that constitutes a Default;

          (f)    a certificate of the Secretary or an Assistant Secretary of Substitute Guarantor (or Responsible Officer of Substitute Guarantor) certifying the names and true signatures of the officers of Substitute Guarantor, authorized to sign the Substitute Guaranty and the other documents to which Substitute Guarantor is or is to be a party;

          (g)   such financial, business and other information regarding Substitute Guarantor as Lender shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Single Employer Plans, collective bargaining agreements and other arrangements with employees, historical operating statements (if any), audited annual financial statements, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available and financial projections for Substitute Guarantor's consolidated operations;

          (h)   confirmation that no action, suit, investigation, litigation or proceeding affecting Substitute Guarantor is pending or has been threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to result in a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Substitute Guaranty or the Loan Documents or the consummation of the transactions contemplated thereby; and

          (i)    all governmental and third party consents and approvals necessary in connection with the transactions contemplated by Substitute Guaranty and the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to Lender) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of Lender that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Substitute Guaranty and the Loan Documents.

        11.19    Registered Form.    Borrower shall appoint, as its agent, a registrar and transfer agent (the "Registrar") reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the Code. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER
ACRC LENDER C LLC, a Delaware limited liability company
By:	/s/ Timothy B. Smith
	Name:	Timothy B. Smith
	Title:	Vice President
Address for Notices:
Two North LaSalle Street, Suite 925 Chicago, IL 60602 Attention: Sharon Ephraim Telecopier No.: (312) 324-5901 Telephone No.: (312) 324-5900
With a copy to:
Two North LaSalle Street, Suite 925 Chicago, IL 60602 Attention: Legal Department Telecopier No.: (312) 324-5901 Telephone No.: (312) 324-5900

[SIGNATURES CONTINUE ON NEXT PAGE]

SIGNATURE PAGE TO MASTER LOAN AND SECURITY AGREEMENT

LENDER
CITIBANK, N.A., a national banking association
By:	/s/ Richard B. Schlenger
	Name:	Richard B. Schlenger
	Title:	Authorized Signatory
Address for Notices:
CITIBANK, N.A. 388 Greenwich Street New York, NY 10013 Attention: Richard Schlenger Telecopier No.: 212-816-8307 Telephone No.: 212-816-7806
With a copy to:
Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Attention: Brian Krisberg, Esq. Telecopier No.: 212-839-5599 Telephone No.: 212-839-8735

SIGNATURE PAGE TO MASTER LOAN AND SECURITY AGREEMENT

Schedule 1

REPRESENTATIONS AND WARRANTIES
RE: INDIVIDUAL MORTGAGE LOANS

(1)
Mortgage Loan Schedule.    The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and accurate in all material respects as of the Funding Date.

(2)
Legal Compliance—Origination.    The origination practices of Borrower (or the related originator if Borrower was not the originator) have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Schedule 1.

(3)
Good Title; Conveyance.    Immediately prior to the pledge to Lender, Borrower had good title to, and was the sole owner of, each Mortgage Loan, and Borrower is pledging such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (other than the rights of the holder of a related Junior Interest). Upon consummation of the transactions contemplated hereunder and the other Loan Documents, Borrower will have validly and effectively pledged to Lender all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest (other than the rights of a holder of a Junior Interest).

(4)
Future Advances.    Except as disclosed to Lender the proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the Mortgaged Property), and there is no requirement for future advances thereunder by the mortgagee.

(5)
Legal, Valid and Binding Obligation.    Each related Mortgage Note, Mortgage, Assignment of Leases (if contained in a document separate from a Mortgage) and any other agreement that evidences or secures such Mortgage Loan and was executed in connection with such Mortgage Loan by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Mortgage Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Assignment of Leases (as set forth in the Mortgage or in a document separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan) establishes and creates a valid and enforceable first priority assignment of, or a valid first priority security interest in, the related Mortgagor's right to receive payments due under all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the Mortgaged Property, subject to any license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, and subject to the limitations set forth above and the Title Exceptions. The related Mortgage Note, Mortgage and Assignment of Leases (if

Sch. 1-1

  contained in a document separate from the Mortgage) contain no provision limiting the right or ability of Borrower to assign, transfer and convey the related Mortgage Loan to any other Person.

(6)
No Offset or Defense.    Subject to the limitations set forth in paragraph (5) and to Borrower's actual knowledge, as of the date of its origination there was, and as of the Funding Date there is, no valid right of offset and no valid defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

(7)
Assignment of Mortgage and Assignment of Assignment of Leases.    Subject to the limitations and exceptions set forth in paragraph (5), each assignment of Mortgage and assignment of Assignment of Leases from Borrower constitutes the legal, valid and binding assignment from Borrower. Each related Mortgage and Assignment of Leases is freely assignable upon notice to but without the consent of the related Mortgagor.

(8)
Mortgage Lien.    The Mortgagor has good indefeasible fee simple title (or with respect to Mortgage Loans described in paragraph (48), leasehold title) to the related Mortgaged Property and each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (and/or Ground Lease, if applicable), subject to the limitations and exceptions set forth in paragraph (5) and the following title exceptions (each such title exception, a "Title Exception", and collectively, the "Title Exceptions"): (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) the exceptions (general and specific) and exclusions set forth in the applicable Title Policy (described in paragraph (11) below) or appearing of record, (d) other matters to which like properties are commonly subject, (e) the right of tenants (whether under ground leases, space leases or operating leases) pertaining to the related Mortgaged Property and condominium declarations, (f) if such Mortgage Loan is cross-collateralized and cross-defaulted with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan and (g)the rights of the holder of any related Junior Interest, none of which exceptions described in clauses (a)—(g) above, individually or in the aggregate, materially and adversely interferes with (1) the current use of the Mortgaged Property, (2) the security intended to be provided by such Mortgage, (3) the Mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or (4) the value of the Mortgaged Property. The Mortgaged Property is free and clear of any mechanics' or other similar liens or claims which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy. To Borrower's actual knowledge no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage, unless such lien is bonded over, escrowed for or covered by insurance.

(9)
Taxes and Assessments.    All real estate taxes and governmental assessments, or installments thereof, which could be a lien on the related Mortgaged Property and that prior to the Funding Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(10)
Condition of Mortgaged Property; No Condemnation.    To Borrower's actual knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable Mortgage Loans, as of the Funding Date, (a) each related Mortgaged Property was free and clear

Sch. 1-2

  of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and (b) there was no proceeding pending for the total or partial condemnation of such Mortgaged Property of which Borrower has received notice.

(11)
Title Insurance.    The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan, or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties an allocable portion thereof) is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction (the "Title Policy"), insuring the originator of the Mortgage Loan, its successors and assigns, subject only to the Title Exceptions; such originator or its successors or assigns is the named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of Lender as mortgagee of record; such policy, if issued, is in full force and effect and all premiums thereon have been paid; no claims have been made under such policy and Borrower has not done anything, by act or omission, and to Borrower's actual knowledge there is no matter, which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required. The Title Policy contains no material exclusion for, or alternatively it insures (unless such coverage is unavailable in the relevant jurisdiction) (a) access to a public road or (b) against any loss due to encroachment of any material portion of the improvements thereon.

(12)
Insurance.    As of the origination date of each Mortgage Loan, and to Borrower's actual knowledge, as of the Funding Date, all insurance coverage required under the related Mortgage Loan Documents was in full force and effect. Each Mortgage Loan requires insurance in such amounts and covering such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, including requirements for (a) a fire and extended perils insurance policy, in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or (ii) the outstanding principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions (except with respect to a Mortgage Loan secured by mobile home parks or manufactured housing communities, in which case such coverage is required only with respect to buildings owned by the related Mortgagor that are permanently located on the related Mortgaged Property), (b) except if such Mortgaged Property is operated as a mobile home park, business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Mortgaged Property, (c) commercial general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders and (d) if such Mortgage Loan is secured by a Mortgaged Property (other than a manufactured housing property) located in "seismic zones" 3 or 4, a seismic assessment by an independent third party provider was conducted and if the seismic assessment (based on a 450-year lookback with a 10% probability of exceedance in a 50-year period) revealed a probable maximum loss equal to 20% or higher, earthquake insurance; provided that for purposes of compliance with the foregoing requirement, the probable maximum loss shall be deemed to be the scenario expected loss (SEL) based on ASTM standard E2026-99 for seismic evaluations as reflected in the seismic report for such Mortgaged Property. If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property. To Borrower's

Sch. 1-3

  actual knowledge, as of the Funding Date, all premiums due and payable through the Funding Date have been paid and no notice of termination or cancellation with respect to any such insurance policy has been received by Borrower. Except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, the related Mortgage Loan documents require that any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The hazard insurance policies each contain a standard mortgagee clause naming Borrower and its successors and assigns as loss payee or additional insured, as applicable, and each insurance policy provides that they are not terminable without 30 days prior written notice to the mortgagee (or, with respect to non-payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. The loan documents for each Mortgage Loan (a) require that the Mortgagor maintain insurance as described above or permit the mortgagee to require that the Mortgagor maintain insurance as described above, and (b) permit the mortgagee to purchase such insurance at the Mortgagor's expense if the Mortgagor fails to do so. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required.

(13)
No Material Default.    Other than payments due but not yet 30 days or more delinquent, there is no monetary event of default existing under the related Mortgage or the related Mortgage Note and, to Borrower's actual knowledge, (i) there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and (ii) there is no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered in this Schedule I (including any schedule or exhibit hereto). Borrower has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note, unless a written waiver to that effect is contained in the related Mortgage Loan File being delivered, and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage Loan File, no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

(14)
Payment Record.    As of the Funding Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment.

(15)
Servicing.    The servicing and collection practices used by Borrower with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans.

(16)
Environmental Conditions and Compliance.    One or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of Borrower or Borrower's Affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan, and Borrower, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s). If any such environmental report identified any Recognized Environmental Condition ("REC"), as that term is defined in the Standard Practice for

Sch. 1-4

  Environmental Site Assessments: Phase I Environmental Site Assessment Process Designation: E 1527-05, as recommended by the American Society for Testing and Materials ("ASTM"), with respect to the related Mortgaged Property and the same have not been subsequently addressed in all material respects, then either one or a combination of (i) an escrow greater than or equal to 100% of the amount identified as necessary by the environmental consulting firm to address the REC is held by Borrower for purposes of effecting same (and the Mortgagor has covenanted in the Mortgage Loan documents to perform such work), (ii) a responsible party, other than the Mortgagor, having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law or regulation, (iii) the Mortgagor has provided an environmental insurance policy, (iv) an operations and maintenance plan was the only action recommended and such plan has been or will be implemented or (v) such conditions or circumstances were investigated further and a qualified environmental consulting firm recommended no further investigation or remediation. Each of the Mortgage Loans which is covered by a lender's environmental insurance policy obtained in lieu of an Environmental Site Assessment ("In Lieu of Policy") is in an amount equal to 125% of the outstanding principal balance of the related Mortgage Loan and has a term ending no sooner than the date which is five years after the maturity date of the related Mortgage Loan, is non-cancelable by the insurer during such term and the premium for such policy has been paid in full. All environmental assessments or updates that were in the possession of Borrower and that relate to a Mortgaged Property identified as being insured by an In Lieu of Policy have been delivered to or disclosed to the In Lieu of Policy carrier issuing such policy prior to the issuance of such policy.

(17)
Customary Mortgage Provisions.    Each related Mortgage Note, Mortgage and Assignment of Leases (if contained in a document separate from the Mortgage) contain customary and, subject to the limitations and exceptions set forth in paragraph (5) and applicable state law, enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

(18)
Bankruptcy.    No Mortgagor is a debtor in, and no Mortgaged Property (other than any tenants of such Mortgaged Property) is the subject of, any state or federal bankruptcy or insolvency proceeding.

(19)
Whole Loan; No Equity Participation, Contingent Interest or Negative Amortization.    Except with respect to a Mortgage Loan that is part of a A/B structure, each Mortgage Loan is a whole loan. None of the Mortgage Loans contain any equity participation, preferred equity component or shared appreciation feature by the mortgagee nor does any Mortgage Loan provide the mortgagee with any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

(20)
Transfers and Subordinate Debt.    Subject to specific exceptions set forth below, each Mortgage Loan contains a "due on sale" or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which may provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property such as transfers of worn out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers of leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged

Sch. 1-5

  Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraph (24) below or, (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan or that was permitted after origination of the related Mortgage Loan or may be permitted in the future under the related Mortgage Loan documents, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Junior Interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) trade debt and equipment or other personal property financing in the ordinary course of business or (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan. Except as related to (a)(i), (ii), (iii), (iv), (v), (vi) or (vii) above or (b)(i), (ii) or (iii) above, no Mortgage Loan may be assigned to another entity without the mortgagee's consent. The Mortgage or other Mortgage Loan document provides that the Mortgagor is required to pay all reasonable out-of-pocket expenses of the lender incurred with respect to any transfer or encumbrance.

(21)
Waivers and Modification.    Except as set forth in the related Mortgage Loan File, the terms of the related Mortgage Note and Mortgage have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage.

(22)
Inspection.    Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate of the originator during the 12 month period prior to the related origination date.

(23)
Releases of Mortgaged Property.    (A) Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner that materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage; and (B) the terms of the related Mortgage Loan documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except (i) in consideration of payment in full (or in certain cases, the allocated loan amount) therefor, (ii) in connection with the substitution of all or a portion of the Mortgaged Property in exchange for delivery of U.S."government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, in a defeasance (or a partial defeasance, in the case of a release of a portion of the Mortgaged Property) meeting the requirements of paragraph (42) below, (iii) where such portion to be released was not considered material for purposes of underwriting the Mortgage Loan and such release was contemplated at origination, (iv) conditioned on the satisfaction of certain underwriting and other requirements, including payment of (or partial defeasance in the amount of) a release price in an amount equal to not less than the greater of (x) 90% of the net sales proceeds and (y) a minimum amount equal to 125% of the allocated loan amount for such Mortgaged Property or the portion thereof to be released, or (v) in connection with the substitution of a replacement property acceptable to mortgagee pursuant to its underwriting standards. The Mortgage Loan documents require the Mortgagor to pay all related reasonable out-of-pocket expenses of the lender in connection with any release described in this paragraph (24).

Sch. 1-6

(24)
Compliance with Applicable Law.    To Borrower's actual knowledge, based upon a letter from governmental authorities, a legal opinion, an endorsement to the related title policy, or other due diligence considered reasonable by prudent commercial mortgage lenders taking into account the location, type and use of the Mortgaged Property, as of the date of origination of such Mortgage Loan and as of the Funding Date, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Mortgage Loan documents evidencing such Mortgage Loan require the Mortgagor to comply in all material respects with all applicable local, state and federal laws and regulations.

(25)
Improvements.    To Borrower's actual knowledge based on the Title Policy or surveys obtained in connection with the origination of each Mortgage Loan, none of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property nor encroaches upon any easements (except Mortgaged Properties, in each case, which are legal non-conforming improvements or uses), to an extent which would have a material adverse affect on the value of the Mortgaged Property or related Mortgagor's use and operation of such Mortgaged Property (unless affirmatively covered by the related Title Policy) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by the related Title Policy).

(26)
Single Purpose Entity.    With respect to each Mortgage Loan with a unpaid principal balance in excess of $5,000,000 the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property, and to hold itself out as being a legal entity, separate and apart from any other Person. For each Mortgage Loan for which the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property and assets incidental to its ownership and operation of such Mortgaged Property, at the time of origination of the Mortgage Loan, to Borrower's actual knowledge, the Mortgagor was in compliance with such requirements.

(27)
Advance of Funds.    (A) After origination, Borrower has not, directly or indirectly, advanced any funds to the Mortgagor, other than pursuant to the related Mortgage Loan documents; and (B) to Borrower's actual knowledge, no funds have been received from any Person other than the Mortgagor or another recourse party or Mortgagor's property manager, for or on account of payments due on the Mortgage Note (other than amounts paid by the tenant into a lender-controlled lockbox as specifically required under the related lease).

(28)
Litigation or Other Proceedings.    As of the date of origination and, to Borrower's actual knowledge, as of the Funding Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect (i) such Mortgagor's ability to pay its obligations under the Mortgage Loan, (ii) the security intended to be provided by the Mortgage Loan documents or (iii) the current use of the Mortgaged Property.

(29)
Trustee Under Deed of Trust.    As of the date of origination, and, to Borrower's actual knowledge, as of the Funding Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under

Sch. 1-7

  applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

(30)
Usury.    The Mortgage Loan accrues interest (exclusive of any default interest, late charges, yield maintenance charges or prepayment premiums) at a rate, and complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(31)
Other Collateral.    Except with respect to the Junior Interest or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, to Borrower's actual knowledge, the related Mortgage Note is not secured by any collateral that secures a loan that is not a Mortgage Loan, except for loans permitted pursuant to paragraph (21)(b)(ii).

(32)
Flood Insurance.    If the improvements on the Mortgaged Property are located in a federally designated special flood hazard area, the Mortgagor is required to maintain flood insurance with respect to such improvements and such policy is in full force and effect.

(33)
Escrow Deposits.    All escrow deposits and payments required to be deposited with Borrower or its agent in accordance with the Mortgage Loan documents have been (or by the Funding Date will be) so deposited, are in the possession of or under the control of Borrower or its agent, and there are no deficiencies in connection therewith, other than amounts released from such escrows in accordance with the terms of the related Mortgage Loan.

(34)
Licenses and Permits.    To Borrower's actual knowledge, based on the due diligence customarily performed in the origination of comparable Mortgage Loans by prudent commercial lending institutions considering the related geographic area and properties comparable to the related Mortgaged Property, (i) as of the date of origination of the Mortgage Loan, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property, and, (ii) as of the Funding Date, Borrower has no actual knowledge that the related Mortgagor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations. The Mortgage Loan documents require the Mortgagor to maintain all such material licenses, permits and authorizations.

(35)
Organization of Mortgagors.    With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(36)
Fee Simple Interest.    Except with respect to the Mortgage Loans covered by paragraph (48), the Mortgage Loan is secured in whole or in material part by the fee simple interest in the related Mortgaged Property.

(37)
Recourse.    Each Mortgage Loan is non-recourse to the related Mortgagor except that the Mortgagor and a natural person (or an entity with assets other than an interest in the Mortgagor) as guarantor have agreed to be liable with respect to losses incurred due to (i) fraud and/or other intentional material misrepresentation, (ii) misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the mortgagee or applied to the Mortgaged Property in the ordinary course of business, (iii) misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards, (iv) breach of the environmental covenants in the related Mortgage Loan documents, (v) the voluntary or collusive bankruptcy of the Mortgagor, or (vi) other carveouts acceptable to Borrower.

Sch. 1-8

(38)
Access; Tax Parcels.    To Borrower's actual knowledge, each Mortgaged Property (a) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (b) is served by public utilities, water and sewer (or septic facilities) and (c) constitutes one or more separate tax parcels.

(39)
Financial Statements.    Each Mortgage or loan agreement requires the Mortgagor to provide the mortgagee with (i) quarterly (other than for single-tenant properties) and annual operating statements, (ii) quarterly (other than for single-tenant properties) rent rolls listing each lease contributing more than 5% of the in-place base rent and (iii) annual financial statements, which annual financial statements (a) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members' capital and cash flows, including a combined balance sheet and statement of income for the Mortgaged Properties on a combined basis and (b) for each Mortgage Loan with an original principal balance greater than $75 million are required to be audited by an independent certified public accountant upon the request of the mortgagee.

(40)
Rent Rolls; Operating Histories.    Except with respect to Mortgage Loans secured by one or more hospitality properties, Borrower has obtained a rent roll certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. With respect to each Mortgaged Property, Borrower has obtained operating histories (the "Certified Operating Histories") certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for (a) a continuous period of at least three years or (b) in the event the Mortgaged Property was owned or operated in its current form by the Mortgagor or an affiliate for less than three years prior to origination, then for a continuous period from the date that such Mortgaged Property was first owned or operated in its current form by the Mortgagor or an affiliate through the end of the calendar month most recently ended prior to origination, it being understood however that for Mortgaged Properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

(41)
Authorization in Jurisdiction.    To the extent required under applicable law, as of the date of origination and at all times it held the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

(42)
Capital Contributions.    Neither Borrower nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan documents.

(43)
Subordinate Debt.    Except with respect to the Junior Interest of any Mortgage Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, none of the Mortgaged Properties are encumbered by any lien securing the payment of money of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Funding Date) and debt permitted pursuant to paragraph (21)(b)(ii). As of the date of origination of the related Mortgage Loan and, to Borrower's knowledge, as of the Funding Date, except with respect to the Junior Interest of any Mortgage Loan or any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, none of the Mortgaged Properties are encumbered by any lien securing the payment of money junior to the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the Funding Date) and debt permitted pursuant to paragraph (21)(b)(ii).

Sch. 1-9

(44)
Ground Lease Representations and Warranties.    With respect to each Mortgage Loan secured by a leasehold interest (except with respect to any Mortgage Loan also secured by the corresponding fee interest in the related Mortgaged Property), Borrower represents and warrants the following with respect to the related Ground Lease:

(a)
Such Ground Lease or a memorandum thereof has been or will be duly recorded and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Funding Date.

(b)
Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such Ground Lease is assignable to the mortgagee and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Funding Date).

(c)
Subject to the limitations on and exceptions to enforceability set forth in paragraph (5), such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and any such action without such consent is not binding on the mortgagee, its successors or assigns, except that termination or cancellation without such consent may be binding on the mortgagee if (i) an event of default occurs under the Ground Lease, (ii) notice is provided to the mortgagee and (iii) such default is curable by the mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(d)
Such Ground Lease is in full force and effect and other than payments due but not yet thirty (30) days or more delinquent and to the actual knowledge of Borrower, (i) there is no material default, and (ii) to the actual knowledge of Borrower, there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by Borrower elsewhere in this Schedule 1 or in any of the exceptions to the representations and warranties submitted by Borrower.

(e)
The Ground Lease or ancillary agreement between the lessor and the lessee (i) requires the lessor to give notice of any default by the lessee to the mortgagee and (ii) provides that no notice of termination given is effective against the mortgagee unless a copy has been delivered to the mortgagee in the manner described in the ground lease or ancillary agreement.

(f)
The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, other than the ground lessor's fee interest and Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor's fee interest in the Mortgaged Property is subject.

(g)
The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any curable default under such Ground Lease after receipt of notice of such default before the lessor thereunder may terminate such Ground Lease.

(h)
Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee's rights under the Ground Lease) that extends not less than 20 years beyond the final stated maturity date of the related Mortgage Loan or if such Mortgage Loan is fully amortizing, extends not less than 10 years after the amortization term for the Mortgage Loan.

Sch. 1-10

  (i)
  Under the terms of the Ground Lease and the related Mortgage Loan documents (including, without limitation, any estoppel or consent letter received by the mortgagee from the lessor), taken together, any related insurance proceeds or condemnation award (other than de minimis amounts for minor casualties or in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).

  (j)
  The Ground Lease does not restrict the use of the related Mortgaged Property by the lessee or its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage.

  (k)
  The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

  (l)
  The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

        Other.    For purposes of this Agreement, with respect to Borrower, the term "actual knowledge" shall mean that an officer, employee or agent of Borrower responsible for the underwriting, origination and sale or servicing of the Mortgage Loans does not actually know of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate. The "actual knowledge" of any such Borrower shall be deemed to include the actual knowledge of any Servicer that is an Affiliate of Borrower servicing a Mortgage Loan on behalf of Borrower. The "actual knowledge of any servicer" shall mean that an officer or employee of the servicer responsible for the servicing of the Mortgage Loans does not actually know of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.

Sch. 1-11

Schedule 2

SPECIAL PURPOSE ENTITY

Definition of Special Purpose Bankruptcy Remote Entity

        A "Special Purpose Bankruptcy Remote Entity" means a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter:

            (i)  was and will be organized solely for the purpose of engaging in (a) the origination, purchase, ownership, servicing, sale and securitization, directly or indirectly, of one or more Mortgage Loans to be pledged as Collateral hereunder and (b) any and all activities necessary, convenient or incidental to the foregoing;

           (ii)  has not engaged and will not engage in any business unrelated to the purposes enumerated in paragraph (i) herein;

          (iii)  has not had and will not have any assets other than one or more Mortgage Loans, cash, cash equivalents and assets of a similar nature;

          (iv)  has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by the Loan Documents), transfer of partnership or membership interests or the like, or material amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) (except as expressly permitted by the Loan Documents);

           (v)  has an Independent Director whose affirmative vote is required for any Bankruptcy Action;

          (vi)  has not, and without the unanimous consent of all of its partners, directors or members, as applicable, will not take any Bankruptcy Action;

         (vii)  as of the date hereof maintains and intends to maintain adequate capital in light of its contemplated business operations;

        (viii)  has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

          (ix)  has maintained and will maintain its accounts (other than the Servicer's Account), books and records separate from any other Person and will file its own tax returns, except as expressly required under the Loan Documents and except to the extent such entity is treated as a "disregarded entity" for tax purposes;

           (x)  has maintained and will maintain its books, records, resolutions and agreements as official records;

          (xi)  has not commingled and will not commingle its funds or assets with those of any other Person, except as expressly required under the Loan Documents;

         (xii)  has held and will hold its assets in its own name;

        (xiii)  has conducted and will conduct its business in its name only, and has not and will not use any trade name, except as expressly disclosed to Lender in writing;

        (xiv)  has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person, provided that any Borrower may be included in a consolidated financial statement of an Affiliate provided that such Borrower's separate legal existence and assets and liabilities are adequately disclosed therein;

Sch. 2-1

         (xv)  has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

        (xvi)  has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

       (xvii)  has maintained and will maintain an arm's-length relationship with its Affiliates, except for contractual arrangements approved by Lender or contemplated by this Agreement (including, without limitation, the Management Agreement);

      (xviii)  has and will have no Indebtedness other than unsecured trade payables in the ordinary course of business which (1) do not exceed, at any time, $10,000 in the aggregate and (2) are paid within forty-five (45) days of the date incurred;

        (xix)  has not and will not assume or guarantee or become obligated for any Guarantee Obligation;

         (xx)  has not and will not acquire obligations or securities of its partners, members or shareholders, except as otherwise expressly required pursuant to the Loan Documents;

        (xxi)  has allocated and will allocate fairly and reasonably shared expenses, if any, including shared office space (if any);

       (xxii)  if such entity shares any employees with other Persons, the salaries of and the expenses related to providing benefits to such employees have been fairly and non-arbitrarily allocated among such Persons, with the result that each such Person bears its fair share of the salary and benefit costs associated with all such common employees;

      (xxiii)  except in connection with the Loans hereunder, has not pledged and will not pledge its assets for the benefit of any other Person;

      (xxiv)  has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

        (xxv)  has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

      (xxvi)  has not made and will not make loans to any Person, except for any Mortgage Loan now or hereafter pledged hereunder;

     (xxvii)  has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

    (xxviii)  has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party; and

       (xxix)  will consider the interests of its creditors in connection with all corporate, partnership or limited liability company actions, as applicable.

        "Bankruptcy Action" means, with respect to any Person, if such Person

            (i)  makes an assignment for the benefit of creditors,

           (ii)  files a voluntary petition in bankruptcy,

          (iii)  is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings,

Sch. 2-2

          (iv)  consents to or files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation,

           (v)  files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding,

          (vi)  seeks, consents to or acquiesces in the appointment of a trustee, receiver, liquidator, sequestrator, custodian or any similar official of or for such Person or of all or any substantial part of its properties,

         (vii)  has not had a bankruptcy proceeding dismissed one hundred twenty (120) days after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation,

        (viii)  without such Person's consent or acquiescence, has a trustee, receiver or liquidator be appointed with respect to such Person or of all or any substantial part of its properties, and such appointment is not vacated or stayed within ninety (90) days, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated or

          (ix)  takes any action in furtherance of any of the foregoing.

Sch. 2-3

 Schedule 3

FILING JURISDICTIONS AND OFFICES

1.
Secretary of State of the State of Delaware

Sch. 3-1

 Schedule 4

ORGANIZATIONAL CHART OF BORROWER

[SEE ATTACHED]

Sch. 4-1

 Schedule 5

LIST OF DIRECT COMPETITORS

Public REITs (or affiliates of their managers)

Starwood Property Trust, Inc.
Colony Financial, Inc.
Apollo Commercial Real Estate Finance, Inc.
Crexus Investment Corp.
iStar Financial Inc.
NorthStar Realty Finance Corp.
Resource Capital Corp.

RE Debt Providers

General Electric Capital Corporation
NXT Capital, Inc.
Mesa West Capital, LLC
Ladder Capital Securities LLC
Prime Finance LLC and related parties
LoanCore LLC

Sch. 5-1

 EXHIBIT A

[FORM OF NOTE]

$50,000,000 (or after a Public Capital Markets Event, $100,000,000)	December 8, 2011 New York, New York

        FOR VALUE RECEIVED, ACRC Lender C LLC, an Delaware limited liability company ("Borrower"), hereby promises to pay to the order of CITIBANK, N.A. ("Lender"), at the principal office of Lender at 388 Greenwich Street, New York, New York 10013 in lawful money of the United States, and in immediately available funds, the principal sum of FIFTY MILLION DOLLARS ($50,000,000) (or after a Public Capital Markets Event, One Hundred Million Dollars ($100,000,000)) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by Lender to Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

        The date, the amount and interest rate of each Loan made by Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by Lender on its books and, prior to any transfer of this Note, endorsed by Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loans made by Lender.

        This Note is the Note referred to in the Master Loan and Security Agreement dated as of December 8, 2011 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") between Borrower and Lender, and evidences Loans made by Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

        Borrower agrees to pay all of Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note in accordance with the Loan Agreement, including, without limitation, reasonable attorneys' fees through appellate proceedings.

        Notwithstanding the pledge of the Collateral, Borrower hereby acknowledges, admits and agrees that Borrower's obligations under this Note are recourse obligations of Borrower to which Borrower pledges its full faith and credit.

        Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for Lender, in order to enforce payment of this Note, to first institute or exhaust Lender's remedies against Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of Borrower, even if Borrower is not a party to such agreement; provided, however, that Lender and Borrower, by written agreement between them, may affect the liability of Borrower.

A-1

        Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

        This Note shall be governed by and construed under the laws of the State of New York whose laws Borrower expressly elects to apply to this Note. Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

ACRC LENDER C LLC
By:	Name: Title:

A-2

 EXHIBIT B

[INTENTIONALLY OMITTED]

B-1

 EXHIBIT C

[FUNDING DATE FILE DATA FIELDS]

Control Number
Loan Number
Loan / Property Flag
Number of Properties
Borrower
Property Name
Street Address
City
State
County
Zip Code
Property Type
Property Type Detail
Year Built
Year Renovated
Number of Units
Unit Description
Loan per Unit
Original Balance
Cut-off Date Balance as of [[ ]/[ ]/2011]
Allocated Cut-off Date Balance (multi-property)
% of Initial Pool Balance
Pari Passu Split (Y/N)
Interest Rate
Administrative Fee
Monthly Payment
Annual Debt Service
Interest Accrual Method
Origination Date
First Payment Date
Last IO Payment Date
First P&I Payment Date
Payment Date
Grace Days—Late Fee
Grace Days—Default
Amort Type
Original Interest Only Term
Remaining Interest Only Term
Original Loan Term
Remaining Loan Term
Original Amortization Term
Remaining Amortization Term
Seasoning
Maturity Date
Hyper Amortizing Loan
Hyper Am Loan Maturity Date
Balloon Balance

Lockbox
Cash Management
Cross Collateralized (Y/N)
Cross Collateralized Group
Lockout Period
Lockout Expiration Date
Prepayment / Defeasance Begin Date
Prepayment / Defeasance End Date
Open Period Begin Date
Open Period
Prepayment Type
Prepay Description
YM Index
YM Discount
YM Margin
YM Calculation Method
Day Prepayment Permitted
Due On Sale
Due on Encumbrance
B Note Original Amount
B Note Cut-Off Date Balance
B Note Interest Rate
B Note Annual Payment
B Note Maturity Date
Mortgage Loan Original Balance
Mortgage Loan Cut-Off Date Balance
Mortgage Loan Interest Rate
Mortgage Loan Annual Payment
Mortgage Loan LTV
Mortgage Loan DSCR
Name of Mezzanine Lender
Mezzanine Debt Original Amount
Mezzanine Debt Cut-Off Date Balance
Mezzanine Debt Interest Rate
Mezzanine Debt Annual Payment
Mezzanine Debt Maturity Date
Total Loan Original Balance
Total Loan Cut-Off Date Balance
Total Loan Interest Rate
Total Loan Annual Payment
Total Loan LTV
Total Loan DSCR
Other Subordinate Debt Balance
Other Subordinate Debt Type
Future Debt Allowed?
Assumable?
Assumption Fee
Appraiser Designation
Appraisal FIRREA (Y/N)
Appraisal Date
Appraisal Value

Stabilized Appraisal Date
Stabilized Appraised Value
Cut-off Date LTV
Scheduled Maturity Date LTV
Occupancy %
Occupancy As of Date
Largest Tenant (Based on Square Footage)
Largest Tenant Sq. Ft.
Largest Tenant Lease Expiration
Second Largest Tenant
Second Largest Tenant Sq. Ft.
Second Largest Tenant Lease Expiration
Third Largest Tenant
Third Largest Tenant Sq. Ft.
Third Largest Tenant Lease Expiration
Fourth Largest Tenant
Fourth Largest Tenant Sq. Ft.
Fourth Largest Tenant Lease Expiration
Fifth Largest Tenant
Fifth Largest Tenant Sq. Ft.
Fifth Largest Tenant Lease Expiration
Single Tenant (Y/N)
Engineering Report Date
Phase I Date
Phase II Performed (Y/N)
Phase II Date
SEL %
Seismic Report Date
Earthquake Insurance Required (Y/N)
Terrorism Insurance Required (Y/N)
Lien Position
Ownership Interest
Ground Lease (Y/N)
Ground Lease Payment (Annual)
Ground Lease Expiration Date
Ground Lease Extension (Y/N)
# of Ground Lease Extension Options
Ground Lease Expiration Date with Extension
2008 NOI Date
2008 NOI
2008 NCF
2008 NCF DSCR
2009 NOI Date
2009 NOI
2009 NCF
2009 NCF DSCR
2010 NOI Date
2010 NOI
2010 NCF
2010 NCF DSCR
Partial Year Date (if past 2010)

Partial Year # of months
Partial Year Description
Partial Year NOI
Partial Year NCF
Partial Year NCF DSCR
Underwritten Revenue
Underwritten Expenses
Underwritten NOI
Underwritten NOI DSCR
Debt Yield on Underwritten NOI
Underwritten Replacement Reserve
Underwritten TI/LC Reserve
Underwritten Other Reserve
Underwritten NCF
Underwritten NCF DSCR
Debt Yield on Underwritten NCF
Upfront RE Tax Reserve
Ongoing RE Tax Reserve
Upfront Insurance Reserve
Ongoing Insurance Reserve
Upfront Replacement Reserve
Ongoing Replacement Reserve
Replacement Reserve Caps
Upfront TI/LC Reserve
Ongoing TI/LC Reserve
TI/LC Caps
Upfront Debt Service Reserve
Ongoing Debt Service Reserve
Upfront Deferred Maintenance Reserve
Ongoing Deferred Maintenance Reserve
Upfront Environmental Reserve
Ongoing Environmental Reserve
Upfront Other Reserve
Ongoing Other Reserve
Other Reserve Detail / Description
Letter of Credit?
LOC Balance
Letter of Credit Description
Release Provisions (Y/N)
Loan Purpose
If Acquisition, Purchase Price
Borrower Name
Principal / Sponsor
Recourse
Related Sponsor
Borrower SPE (Y/N)
Property Manager
Franchise Flag (Hotel Only)
Utilities Paid by Tenant
# of Studios
Studio Avg. Rents

# of One Bedroom Units
One Bedroom Avg. Rents
# of Two Bedroom Units
Two Bedroom Avg. Rents
# of Three Bedroom Units
Three Bedroom Avg. Rents
# of Four Bedroom Units
Four Bedroom Avg. Rents
# of Five Bedroom Units
Five Bedroom Avg. Rents
Elevators (Y/N)
Section 42 Units? (Y/N)
Section 8 Units? (Y/N)
Student / Military / Other Concentration? (Y/N)
# of Sponsor Owned Units that are Rented or Available for Rent
Sponsor Owned Units Avg. Rent
# of Owner Occupied or Vacant Units Not Available For Rent
# of Manufactured Housing Pads
Average Rent Per Pad
Total Gross Income of Park
Total Gross Income of MH Pads Only
Total Gross Income From All Sources
Total Gross Income Retail and Commercial Only
Loan Group
ADR
RevPar

 EXHIBIT D

[FORM OF CUSTODIAL AGREEMENT]

[SEE ATTACHED]

D-1

 EXHIBIT E

[INTENTIONALLY OMITTED]

E-1

 EXHIBIT F

[FORM OF REQUEST FOR BORROWING]

[Date]

CITIBANK, N.A.
388 Greenwich Street
New York, N.Y. 10013
Attention: Richard Schlenger

Re:	Master Loan and Security Agreement, dated as of December 8, 2011 (the "Agreement") by and between Citibank, N.A. ("Lender"), and ACRC Lender C LLC ("Borrower").

Ladies and Gentlemen:

        Pursuant to Section 2.03 of the Agreement, Borrower hereby requests a borrowing from Lender secured by the Mortgage Loan listed on the Mortgage Loan Schedule attached hereto as Annex 1.

Amount of underlying Mortgage Loan:	[$ ]
Requested Loan:	[ ]
Requested Funding Date:	[ ]

        In connection with this Request for Borrowing, the undersigned encloses herewith the Summary Due Diligence Materials described on Annex 2 hereto relating to the Mortgage Loan described on Annex 1 hereto.

        With respect to the representations and warranties of Borrower made pursuant to Section 6 of the Agreement and Schedule 1 thereto, Borrower hereby informs Lender of the exceptions to such representations and warranties, if any, set forth on Annex 3 hereto.

        All capitalized terms used but not defined herein shall have the meanings specified in the Agreement.

ACRC LENDER C LLC
By:
Name:
Title:
cc:
U.S. Bank National Association, as Custodian
Ares Commercial Real Estate Servicer LLC, as Servicer

F-1

 Annex 1 to Exhibit F

[FORM OF MORTGAGE LOAN SCHEDULE(1)]
(Annexed to Request for Borrowing)

Loan Number	Property Name	Name of Borrower	Proposed Funding Date	Type	Principal Amount of Mortgage Loan	Appraised Value of Underlying Property

(1)
Any Mortgage Loan Schedule attached electronically to any Request for Borrowing shall be attached as a "pdf" file.

Annex 1 to Exhibit F

 Annex 2 to Exhibit F

SUMMARY DUE DILIGENCE MATERIALS

        Set forth below is a list of required information to be delivered to Lender as part of a Complete Submission with respect to any Purchased Assets:

  (a)
  [                    ] Credit Approval Memo

  (b)
  Current Rent Roll

  (c)
  Operating statements—last two years (at least) and current year to date

  (d)
  Third Party Reports—The most current appraisal, engineering and environmental report (Phase I & II)

  (e)
  Mortgage Loan Documents(1):    Note, Mortgage, all Escrow Agreements, a copy of any Ground Lease, any additional advance or future funding agreements and any letters of credit

  (f)
  Guarantee Agreements—Any recourse guarantee beyond standard carveouts

  (g)
  Mortgagor's and Key Principal's most current financial statements

  (h)
  Preliminary Data File containing the fields set forth on Exhibit C to the Loan Agreement

  (i)
  Evidence of the in-place insurance coverage

  (j)
  Monthly Occupancy history and ADR over the past 24 months (hotels only)

  (k)
  Any recent market studies (if available)

  (l)
  Such other materials requested by Lender

(1)
Include all amendments, modifications, etc. and may include additional items based on the review of the following documents.

Annex 2 to Exhibit F

 Annex 3 to Exhibit F

[Attach proposed exceptions to representations and warranties, if any.]

Annex 3 to Exhibit F

 Exhibit G

[FORM OF FUNDING CONFIRMATION]

[Date]

ACRC Lender C LLC
Two North LaSalle Street, Suite 925
Chicago, Illinois 60602
Attention:

  Re:
  Master Loan and Security Agreement, dated as of December 8, 2011 (the "Agreement") by and between Citibank, N.A. ("Lender") and ACRC Lender C LLC ("Borrower").

Ladies and Gentlemen:

        Reference is made to the Request for Borrowing dated [date] and attached hereto as Annex 1 (the "Borrowing Request"). Lender hereby confirms that, subject to the terms and conditions of the Agreement, Lender shall make a Loan to Borrower in connection with the funding of the Eligible Loan as follows:

    Amount of Loan:
    Debt Yield:
    Applicable Margin:

        With respect to the representations and warranties of Borrower made pursuant to Section 6 of the Agreement and Schedule 1 thereto, Lender hereby acknowledges and consents to the exceptions to such representations and warranties, if any, set forth on Annex 1 hereto.

        All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Agreement.

CITIBANK, N.A.
By:
Name:
Title:

Accepted and agreed to:
ACRC LENDER C LLC
By:

Name:
Title:
cc:
Ares Commercial Real Estate Servicer LLC, as Servicer

G-1

 Annex 1 to Exhibit G

[Attach list of exceptions to representations and warranties to which Lender consents, if any.]

Annex 1 to Exhibit G

 EXHIBIT H

[FORM OF OPINION OF COUNSEL TO BORROWER AND GUARANTOR]

[SEE ATTACHED]

H-1

 EXHIBIT I

[FORM OF CLOSING CERTIFICATE]

        The undersigned, [                              ], the [NAME OF RESPONSIBLE OFFICER] of ACRC LENDER C LLC ("Borrower"), pursuant to Section 5.01(b) and (i) of the Master Loan and Security Agreement, dated as of December 8, 2011 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement) between Borrower and CITIBANK, N.A. ("Lender"), does hereby certify in such capacity and on behalf of Borrower that:

          (a)    No Consents.    As of the date hereof, (i) no consents, licenses or approvals are required in connection with the execution, delivery and performance by Borrower of, and the validity and enforceability of, the Loan Documents or (ii) all consents, licenses and filings, copies of which are attached hereto, are in full force and effect.

          (b)    Representations and Warranties.    Each of the representations and warranties made by Borrower contained in the Loan Agreement are true and correct on and as of such date, as though made on and as of such date, except for those representations and warranties that by their terms were made as of a specified date, which shall be true and correct on and as of such date.

          (c)    No Default.    No Default or Event of Default exists.

          (d)    Charter.    Attached hereto as "Exhibit A" is a true, correct and complete copy of the [Charter] of Borrower, together with any and all amendments thereto, as on file with the Secretary of State of the State of Illinois, and no action has been taken to amend, modify or repeal such Charter, the same being in full force and effect in the attached form as of the date hereof.

          (e)    By-laws.    Attached hereto as "Exhibit B" is a true, correct and complete copy of the By-laws of Borrower, together with any and all amendments thereto, and no action has been taken to amend, modify or repeal such [By-laws], the same being in full force and effect in the attached form as of the date hereof.

          (f)    Resolutions.    Attached hereto as "Exhibit C" is a true and correct copy of the resolutions that have been duly adopted at a meeting of, or by the written consent of, Borrower, and none of such resolutions have been amended, modified, revoked or rescinded in any respect since their respective dates of execution, and all of such resolutions are in full force and effect on the date hereof in the form adopted.

          (g)    Incumbency.    The following named individuals are duly elected, qualified and acting officers of Borrower, each such individual holding the office(s) set forth opposite his respective name as of the date hereof, and the signatures set forth beside the respective name and title of said officers and authorized signatories are true, authentic signatures:

Name	Title	Signature

          (h)    Good Standing.    Attached hereto as "Exhibit D" are original certificates dated as of a recent date from the Secretary of State or other appropriate authority of each jurisdiction in which Borrower was formed or is qualified to do business, such certificates evidencing the good standing of Borrower in such jurisdictions.

[SIGNATURES FOLLOW]

I-1

        IN WITNESS WHEREOF, the undersigned has hereunto executed this Closing Certificate as of this [    ]day of [                ], 20[    ].

Name: Title:

        The undersigned, [                                                 ], does hereby certify that he is the duly elected and presently incumbent [                              ] of the Company referred to above, and in such capacity does] is the duly [RESPONSIBLE OFFICER] of the Company.

Name: Title:

I-2

 Annex 1 to Exhibit I

CHARTER

Annex 1 to Exhibit I

 Annex 2 to Exhibit I

BY-LAWS

Annex 2 to Exhibit I

 Annex 3 to Exhibit I

RESOLUTIONS

Annex 3 to Exhibit I

 Annex 4 to Exhibit I

GOOD STANDING CERTIFICATES

Annex 4 to Exhibit I

 EXHIBIT J

[FORM OF OFFICER'S CERTIFICATE]

        The undersigned, [                                    ], the [NAME OF RESPONSIBLE OFFICER] of ACRC LENDER C LLC ("Borrower"), pursuant to Sections 5.02(b) and (j) of the Master Loan and Security Agreement, dated as of December 8, 2011 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement) between Borrower and CITIBANK, N.A. ("Lender"), does hereby certify in such capacity and on behalf of Borrower, as of the date hereof:

          (a)    Compliance.    To the best of such Responsible Officer's actual knowledge each of Borrower, Servicer and Guarantor (or Substitute Guarantor) has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Loan Agreement and the related documents to be observed, performed or satisfied by it.

          (b)    No Default.    Such Responsible Officer has obtained no actual knowledge of any Default or Event of Default except                                    .

          (c)    Mortgage Loan Files.    Each Mortgage Loan File delivered by Borrower represents a true and correct copy of the documents contained therein, and that the applicable Mortgage Loan Schedule and Closing Data File, together with all other information contained therein prepared by Borrower or its Affiliates and delivered by Borrower to Lender immediately prior to the Funding Date, is true and correct and conforms in all material respects to the Summary Due Diligence Materials included in the Complete Submission and Preliminary Data File previously provided to Lender and pursuant to which Lender has elected to make the requested Loan.

          (d)    Representations and Warranties.    Each of the representations and warranties made by Borrower in Section 6 and in Schedule 1 of the Loan Agreement (limited in the case of Schedule 1 to the applicable Mortgage Loan for which the Loan is being advanced) are true, accurate and complete as of the date hereof, as though made on and as of this date, except for those representations and warranties that by their terms were made as of a specified date, which shall be true and correct on and as of such date.

[SIGNATURES FOLLOW]

J-1

        IN WITNESS WHEREOF, the undersigned has hereunto executed this Compliance Certificate as of this [    ] day of [                ] 20[    ].

Name:
Title:

        The undersigned, [                                    ], does hereby certify that he is the duly elected and presently incumbent [                                    ] of the Company referred to above, and in such capacity does hereby certify to Lender that [                                    ] is the duly elected and presently incumbent [RESPONSIBLE OFFICER] of the Company.

Name:
Title:

J-2

 EXHIBIT K

[FORM OF IRREVOCABLE REDIRECTION NOTICE]

[BORROWER LETTERHEAD]

IRREVOCABLE DIRECTION LETTER

AS OF  [            ], 20[    ]

Ladies and Gentlemen:

        Reference is made to (a) that certain [Loan Agreement], dated [                ], 20[    ], by and among [                    ] (the "Borrower"), as borrower, and ACRC Lender C, LLC (the "Lender"), as lender; and (b) all documents securing or relating to that certain $[            ] loan made by the Lender to the Borrower on [                ], 20[    ] (the "Loan").

        You are advised as follows, effective as of the date of this letter.

        Assignment of the Loan.    The Lender has entered into a Master Loan and Security Agreement, dated as [                    ], 2011 (as the same may be amended and/or restated from time to time, the "Security Agreement"), with Citibank, N.A. ("Citi"), who has an addresss of 388 Greenwich Street, New York, New York 10013, and has assigned its rights and interests in the Loan (and all of its rights and remedies in respect of the Loan) to Citi. This assignment shall remain in effect unless and until Citi has notified Borrower otherwise in writing.

        Direction of Funds.    In connection with Lender's obligations under the Security Agreement, Lender hereby directs Borrower to disburse, by wire transfer, any and all payments to be made under or in respect of the Loan to the following account at [                    ] for the benefit of Citi:

Account:
Attn:

        This direction shall remain in effect unless and until Citi has notified Borrower otherwise in writing.

        Please acknowledge your acceptance of the terms and directions contained in this correspondence by executing a counterpart of this correspondence and returning it to the undersigned.

[Signature Page Follows]

K-1

Very truly yours,
ACRC LENDER C, LLC, a Delaware limited liability company
By:
Name:
Title:
Date: [ ], 20[ ]

Agreed and accepted this [ ] day of [ ], 20[ ]
[ ]
By:
Name:
Title:

K-2

 EXHIBIT L

[FORM OF SERVICER NOTICE AND AGREEMENT]

[                        ] [    ], 200[    ]

[SERVICER], as Servicer
[ADDRESS]
Attention: [                          ]

  Re:
  Master Loan and Security Agreement, dated as of December 8, 2011 (the "Loan Agreement"), by and between ACRC LENDER C LLC ("Borrower") and CITIBANK, N.A. (the "Lender").

Ladies and Gentlemen:

        [SERVICER] (the "Servicer") is servicing certain mortgage loans for Borrower pursuant to certain Servicing Agreements between Servicer and Borrower. Pursuant to the Loan Agreement between Lender and Borrower, Servicer is hereby notified that Borrower has granted a security interest to Lender in certain mortgage loans which are serviced by Servicer. Capitalized terms used herein but not defined herein shall have the meanings given in the Loan Agreement.

        Upon receipt of a Notice of Event of Default from Lender in which Lender shall identify the Mortgage Loan which is then pledged to Lender under the Loan Agreement (the "Pledged Mortgage Loan"), Servicer shall segregate all amounts collected on account of such Pledged Mortgage Loan, hold them in trust for the sole and exclusive benefit of Lender, and remit such collections in accordance with Lender's written instructions. Following such Notice of Event of Default, Servicer shall follow the instructions of Lender with respect to the Pledged Mortgage Loan, and shall deliver to Lender any information with respect to the Pledged Mortgage Loan reasonably requested by Lender.

        Upon the occurrence of an Event of Default, Lender may terminate the servicing of any Pledged Mortgage Loan under any Servicing Agreement and in any event transfer servicing to Lender's designee, at no cost or expense to Lender, it being agreed that Borrower will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of Lender

        Notwithstanding any contrary information or direction which may be delivered to Servicer by Borrower, Servicer may conclusively rely on any information, direction or notice of an Event of Default delivered by Lender, and Borrower shall indemnify, and hold Servicer harmless for any and all claims asserted against Servicer for any actions taken in good faith by Servicer in connection with the delivery of such information or Notice of Event of Default.

        No provision of this letter may be amended, countermanded or otherwise modified without the prior written consent of Lender. The Lender is an intended third party beneficiary of this letter.

L-1

        Please acknowledge receipt and your agreement to the terms of this instruction letter by signing in the signature block below and forwarding an executed copy to Lender promptly upon receipt. Any notices to Lender should be delivered to the following address:

    CITIBANK, N.A.
    388 Greenwich Street
    New York, N.Y. 10013
    Attention: Richard Schlenger
    Telecopier No.: 212-816-8307
    Telephone No.: 212-816-7806

Very truly yours,
ACRC LENDER C LLC
By:
Name: Title:

ACKNOWLEDGED AND AGREED TO:
as Servicer
By:
Title:
CITIBANK, N.A.
By:
Title:

L-2

QuickLinks

  Exhibit 10.8
MASTER LOAN AND SECURITY AGREEMENT
TABLE OF CONTENTS
MASTER LOAN AND SECURITY AGREEMENT
Schedule 1 REPRESENTATIONS AND WARRANTIES RE: INDIVIDUAL MORTGAGE LOANS
Schedule 2 SPECIAL PURPOSE ENTITY Definition of Special Purpose Bankruptcy Remote Entity
Schedule 3 FILING JURISDICTIONS AND OFFICES
Schedule 4 ORGANIZATIONAL CHART OF BORROWER [SEE ATTACHED]
Schedule 5 LIST OF DIRECT COMPETITORS
EXHIBIT A [FORM OF NOTE]
EXHIBIT B [INTENTIONALLY OMITTED]
EXHIBIT C [FUNDING DATE FILE DATA FIELDS]
EXHIBIT D [FORM OF CUSTODIAL AGREEMENT] [SEE ATTACHED]
EXHIBIT E [INTENTIONALLY OMITTED]
EXHIBIT F [FORM OF REQUEST FOR BORROWING] [Date]
  Annex 1 to Exhibit F
[FORM OF MORTGAGE LOAN SCHEDULE(1)] (Annexed to Request for Borrowing)
  Annex 2 to Exhibit F
SUMMARY DUE DILIGENCE MATERIALS
  Annex 3 to Exhibit F
Exhibit G [FORM OF FUNDING CONFIRMATION] [Date]
  Annex 1 to Exhibit G
EXHIBIT H [FORM OF OPINION OF COUNSEL TO BORROWER AND GUARANTOR] [SEE ATTACHED]
EXHIBIT I [FORM OF CLOSING CERTIFICATE]
  Annex 1 to Exhibit I
CHARTER
  Annex 2 to Exhibit I
BY-LAWS
  Annex 3 to Exhibit I
RESOLUTIONS
  Annex 4 to Exhibit I
GOOD STANDING CERTIFICATES
EXHIBIT J [FORM OF OFFICER'S CERTIFICATE]
EXHIBIT K [FORM OF IRREVOCABLE REDIRECTION NOTICE] [BORROWER LETTERHEAD] IRREVOCABLE DIRECTION LETTER AS OF [ ], 20[ ]
EXHIBIT L [FORM OF SERVICER NOTICE AND AGREEMENT] [ ] [ ], 200[ ]